Exhibit 10.1

CUSIP Number: 04247QAS6

Revolver CUSIP Number: 04247QAT4

Term A Loan CUSIP Number: 04247QAU1

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 7, 2022

among

ARMSTRONG WORLD INDUSTRIES, INC.,

as the Borrower,

CERTAIN SUBSIDIARIES OF ARMSTRONG WORLD INDUSTRIES, INC. IDENTIFIED HEREIN,

as the Guarantors,

BANK OF AMERICA, N.A.,

as the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender,

CITIZENS BANK, N.A.,

ManufaCturers & Traders Trust Company,

PNC BANK, NATIONAL ASSOCIATION,

TD BANK, N.A.,

and

TRUIST BANK,

as Co-Syndication Agents,

JPMORGAN CHASE BANK, N.A.,

THE BANK OF NOVA SCOTIA,

and

FIRST NATIONAL BANK OF PENNSYLVANIA,

as Co-Documentation Agents

and

THE OTHER LENDERS AND L/C ISSUERS PARTY HERETO

Arranged By:

BOFA SECURITIES, INC.,

CITIZENS BANK, N.A.,

ManufaCturers & Traders Trust Company,

PNC CAPITAL MARKETS, LLC,

TD BANK, N.A.,

and

TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

SCHEDULES

1.01 Excluded Property

2.01 Commitments and Pro Rata Shares; L/C Commitments

6.10 Insurance

6.13 Subsidiaries

6.17 IP Rights

6.20(a)(i) Location of Chief Executive Office, Etc.

6.20(a)(ii) Location of Real Properties

6.20(b) Changes in Legal Name, State of Organization and Structure

6.21 Labor Matters

8.01 Liens Existing on the Closing Date

8.02 Investments Existing on the Closing Date

8.03 Indebtedness Existing on the Closing Date

8.05 Dispositions

8.09 Burdensome Agreements

11.02 Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

A-1 Form of Loan Notice (Borrowing)

A-2 Form of Loan Notice (Continuation/Conversion)

B Form of Swing Line Loan Notice

C-1 Form of Revolving Note

C-2 Form of Swing Line Note

C-3 Form of Term Loan Note

D Form of Compliance Certificate

E Form of Assignment and Assumption

F Form of Guaranty Joinder Agreement

G Form of Collateral Joinder Agreement

H Forms of U.S. Tax Compliance Certificates

I Form of Letter of Credit Report

J Form of Notice of Additional L/C Issuer

K Form of Secured Party Designation Notice

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 7, 2022 among ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, BANK OF AMERICA, N.A., as the Administrative Agent, the Collateral Agent, an L/C Issuer and the Swing Line Lender, and the other L/C Issuers party hereto.

WHEREAS, revolving credit and term loan facilities were established pursuant to the terms of that Amended and Restated Credit Agreement dated as of April 1, 2016 (as amended and modified prior to the Closing Date, the “Existing Credit Agreement”) among the Borrower, certain of the Borrower’s Subsidiaries, as guarantors thereunder, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders thereunder;

WHEREAS, the Borrower has requested certain modifications to the revolving credit and term loan facilities under the Existing Credit Agreement;

WHEREAS, the undersigned Lenders have agreed to the requested modifications on the terms and conditions provided herein; and

WHEREAS, this Agreement is given in amendment to, restatement of and substitution for the Existing Credit Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the Property of, or of a business unit or division of, another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Adequate Assurance” means, as it relates to any Defaulting Lender:

(a) with respect to Revolving Loans, such assurance as the Administrative Agent may require, in its discretion,

(b) with respect to L/C Obligations, such assurance as the L/C Issuer may require, in its discretion, and

(c) with respect to Swing Line Loans, such assurance as the Swing Line Lender may require, in its discretion,

in each case, that such Defaulting Lender will be capable of funding its portion of Revolving Loans, L/C Obligations and Swing Line Loans and participation interests therein and otherwise honoring its existing and future obligations hereunder and under the other Loan Documents, including the posting of cash collateral or letters of credit or other arrangement, in each case in form and substance and pursuant to arrangements satisfactory to the Administrative Agent, the L/C Issuer or the Swing Line Lender, as appropriate, in their reasonable discretion.

“Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address as set forth on Schedule 11.02, or such other address as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire for the Lenders in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Lender” means a Lender that is an Affiliate of the Borrower (but excluding, in any case, the Borrower and the other Loan Parties and their respective Subsidiaries).

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agent and Arranger Party” means each of the Administrative Agent, the Collateral Agent, each Arranger and each Sustainability Coordinator.

“Aggregate Commitments” means the Aggregate Revolving Commitments and the aggregate amount of all Term Loan Commitments.

“Aggregate Revolving Commitments” means the aggregate principal amount of Revolving Commitments of all the Revolving Lenders.

“Aggregate Revolving Committed Amount” has the meaning specified in Section 2.01(a).

“Agreement” means this Second Amended and Restated Credit Agreement, as amended and modified.

“Applicable Rate” means, from time to time:

(a) With respect to the Revolving Obligations and the Term A Loans (including any Incremental Add-on Term Loans related to the Term A Loans), the following percentages per annum, based on the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a):

		Revolving Loans and Term A Loans			Letter of Credit Fee
Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	Term SOFR Loans	Base Rate Loans	Standby Letters of Credit	Commercial Letters of Credit
1	≥ 3.5:1.0	0.300%	2.125%	1.125%	2.125%	1.125%
2	≥ 2.5:1.0 but < 3.5:1.0	0.250%	1.875%	0.875%	1.875%	0.875%
3	≥ 1.5:1.0 but < 2.5:1.0	0.200%	1.625%	0.625%	1.625%	0.625%
4	< 1.5:1.0	0.200%	1.375%	0.375%	1.375%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the fifth (5th) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided that if a Compliance Certificate is not delivered when due in accordance therewith, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date until the fifth (5th) Business Day immediately following the date of delivery of the Compliance Certificate for the fiscal quarter ending March 31, 2023 shall be determined based upon Pricing Level 3. Determinations by the Administrative Agent of the appropriate Pricing Level shall be conclusive, absent manifest error.

(b) With respect to any Incremental Term Loans under any Incremental Loan Facility (including any Incremental Add-on Term Loans related to such Incremental Term Loans), the percentage(s) per annum set forth in the documentation pursuant to which such Incremental Loan Facility is established.

(c) Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Approved Bank” has the meaning specified in the definition of “Cash Equivalents”.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of BofA Securities, Citizens Bank, N.A., Manufacturers & Traders Trust Company, PNC Capital Markets, LLC, TD Bank, N.A., and Truist Securities, Inc., in each case in their capacities as joint lead arranger and joint bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease,

(c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment and (d) in the case of any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the debt rate implied in the applicable lease) of the obligations of the lessee for rental payments during the term of such lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means, with respect to the Revolving Commitments, the period from and including the Closing Date to the earliest of (a) the Revolving Maturity Date, (b) the date of termination of the Aggregate Revolving Committed Amount pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the of the L/C Issuers to make L/C Credit Extensions pursuant to Section 9.02.

“Available Incremental Amount” means, as of any date of determination, the sum of (a) an amount equal to the greater of (i) $375,000,000, and (ii) 100% of Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) (or, prior to the first delivery of financial statements pursuant to Section 7.01(b), determined by reference to the Interim Financial Statements), plus (b) additional amounts such that, after giving effect to the incurrence of the then-contemplated Incremental Loan Facility or Incremental Equivalent Debt on a Pro Forma Basis (and assuming for such purposes that such Incremental Loan Facility or Incremental Equivalent Debt is fully drawn), the Consolidated Net Secured Leverage Ratio would be less than 3.00:1.00; it being understood and agreed that the Borrower may incur Incremental Loan Facilities and Incremental Equivalent Debt in reliance on clause (b) above prior to incurring Incremental Loan Facilities and Incremental Equivalent Debt in reliance on clause (a) above.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Proceedings” has the meaning specified in Section 11.06(b)(vii)(C).

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus one-half of one percent (0.50%), (b) the Prime Rate and (c) Term SOFR plus one percent (1.00%); provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03(b), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Revolving Loan or a Term Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bi-Lateral Letter of Credit” means any letter of credit issued under a bi-lateral agreement for the account of the Borrower and/or any of its Subsidiaries.

“Bi-Lateral Letter of Credit Lender” means any Person in its capacity as issuer of a Bi-Lateral Letter of Credit that, at the time it issues such Bi-Lateral Letter of Credit, is a Lender or an Affiliate of a Lender (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender); provided that for any of the foregoing to be included as a “Secured Bi-Lateral Letter of Credit” on any date of determination by the Administrative Agent, the applicable Bi-Lateral Letter of Credit Lender (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Bi-Lateral Letter of Credit Obligations” means (a) the amount available to be drawn under outstanding Bi-Lateral Letters of Credit, (b) the aggregate amount of unreimbursed amounts in respect of Bi-Lateral Letters of Credit and any loans or advances made by the issuer of any such Bi-Lateral Letter of Credit in respect thereof, and (c) all obligations in respect thereof, whether absolute or contingent, due or to become due, including interest and fees that may accrue after the commencement of bankruptcy or insolvency proceedings, regardless of whether such interest is allowed as claims in the proceeding.

“BofA Securities” means BofA Securities, Inc.

“Borrower” has the meaning specified in the introductory paragraph of this Agreement.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means (a) in the case of a Revolving Loan or a Term Loan, a borrowing consisting of simultaneous Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest

Period made by each of the Lenders pursuant to Section 2.01, and (b) in the case of a Swing Line Loan, a borrowing of such Swing Line Loan pursuant to Section 2.04.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York.

“Businesses” means, at any time, a collective reference to the businesses operated by the Borrower and its Subsidiaries at such time.

“Campus Sale and Leaseback Transaction” means the Sale and Leaseback Transaction of the Borrower’s corporate headquarters in Lancaster, Pennsylvania.

“Campus Adjacent Land Sale” means the sale of up to approximately 465.8 acres of real property (e.g., largely undeveloped land and buildings and improvements, if any) located adjacent to the Borrower’s corporate headquarters in Lancaster, Pennsylvania.

“Canadian Pledge Agreement” means that certain Second Amended and Restated Canadian Pledge Agreement dated as of the Closing Date with respect to the pledge of 65% of the Capital Stock of Armstrong World Industries Canada Ltd., a wholly-owned Subsidiary of the Borrower organized and existing under the laws of Canada, to the Collateral Agent to secure the Obligations.

“Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capital Stock Equivalents” means warrants, options or other rights for the purchase, acquisition or exchange of any items of Capital Stock (including through convertible securities).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, the L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as appropriate, as collateral for the L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of the Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent, the L/C Issuer or the Swing Line Lender benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short‑term commercial paper rating from S&P is at least A‑1 or the equivalent thereof or from Moody’s is at least P‑1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A‑1 (or the equivalent thereof) or better by S&P or P‑1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d), and (f) with respect to Foreign Subsidiaries, instruments equivalent to those referred to in clauses (a) through (e) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than fifty percent (50%) of the Capital Stock of the Borrower entitled to vote for members of the board of directors or equivalent governing body on a fully diluted basis; or

(b) during any period of twelve consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iv) who were members of that board or equivalent governing body on the Closing Date.

“Claim” has the meaning specified in Section 11.06(b)(vii)(C).

“Closing Date” means December 7, 2022.

“CME” means CME Group Benchmark Administration Limited.

“Collateral” means a collective reference to all Property with respect to which Liens in favor of the Collateral Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Agent” means Bank of America in its capacity as collateral agent for the holders of the secured obligations identified in the Collateral Documents, and its successors and assigns in such capacity.

“Collateral Documents” means a collective reference to the Security Agreement, each Pledge Agreement, each Collateral Joinder Agreement and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

“Collateral Joinder Agreement” means a joinder agreement, substantially in the form of Exhibit G, by which an additional pledgor or guarantor may be added to a Pledge Agreement or the Security Agreement.

“Commitment” means a Revolving Commitment or a Term Loan Commitment, as the context may require.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communication” has the meaning specified in Section 11.18.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definition of “Base Rate,” the definition of “SOFR,” the definition of “Term SOFR,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day” and the definition of “U.S. Government Securities Business Day”, the timing of borrowing requests or prepayment, conversion or continuation notices, and the length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated Operating Income for such period, plus (b) the amount of depreciation and amortization expense for such period, as determined in accordance with GAAP, plus (c) to the extent relating to the applicable period, (i) all extraordinary, nonrecurring or one-time charges, (ii) pro forma cost savings for acquisitions in an aggregate amount of up to the greater of (A) $30,000,000, and (B) 10% of Consolidated EBITDA, as yet unrealized, projected in good faith over the next twelve months, (iii) all non-cash charges (provided that for any such non-cash charges resulting in a cash payment or cash outlay in a subsequent period, Consolidated EBITDA will be reduced by the amount of the cash payment or cash outlay in the period made), (iv) cash restructuring charges limited to $25,000,000 in any period of four consecutive fiscal quarters, (v) cost initiative charges embedded in cost of goods sold (cash and non-cash charges) and which taken together with cost initiative charges embedded in selling, general and administrative expenses shall be limited to $10,000,000 in any period of four consecutive fiscal quarters, (vi) cost initiative charges embedded in selling, general and administrative expenses (cash and non-cash charges) and which taken together with cost initiative charges embedded in cost of goods sold shall be limited to $10,000,000 in any period of four consecutive fiscal quarters, and (vii) losses on sales of assets (cash and non-cash), minus (d) gains on sales of assets (cash and non-cash).

“Consolidated Foreign Assets” means, on any date, total assets of the Borrower’s Foreign Subsidiaries on a consolidated basis determined in accordance with GAAP as of the last day of the most recent fiscal quarter end immediately preceding such date for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) (or, prior to the first delivery of financial statements pursuant to Section 7.01(a), determined as of September 30, 2022 by reference to the Interim Financial Statements).

“Consolidated Funded Indebtedness” means Funded Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest but excluding non-cash amortizing fees) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Income” means, for any period, interest income for the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b), to (b) the difference of (i) cash Consolidated Interest Charges for the period of the four fiscal quarters most recently ended on or prior to such date for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b), minus (ii) cash Consolidated Interest Income for such period (it being understood and agreement that the difference calculated pursuant to this clause (b) shall not be less than zero).

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date, minus (ii) unrestricted cash and Cash Equivalents on hand of the Borrower and its Domestic Subsidiaries in an aggregate amount not to exceed $100,000,000, to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

“Consolidated Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Secured Funded Indebtedness as of such date, minus (ii) unrestricted cash and Cash Equivalents on hand of the Borrower and its Domestic Subsidiaries in an aggregate amount not to exceed $100,000,000, to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended on or prior to such date for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b).

“Consolidated Operating Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the operating income of the Borrower and its Subsidiaries (before deductions for interest and taxes) for that period, as determined in accordance with GAAP, including in any event, the Borrower’s share of reported net income from WAVE for such period on an “as-earned” basis rather than on an “as-received” basis.

“Consolidated Secured Funded Indebtedness” means Consolidated Funded Indebtedness secured by a Lien.

“Consolidated Total Assets” means, on any date, total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP as of the last day of the most recent fiscal quarter end immediately preceding such date for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b) (or, prior to the first delivery of financial statements pursuant to Section 7.01(a), determined as of September 30, 2022 by reference to the Interim Financial Statements).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate”.

“Corporate Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s of the corporate credit rating or corporate family rating of the Borrower, as appropriate.

“Covenant Holiday” shall have the meaning provided in Section 8.11(b).

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.21.

“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Transaction” means, with respect to the Borrower and its Subsidiaries, any sale, issuance, placement, assumption or guaranty of Indebtedness, whether or not evidenced by a promissory note or other written evidence of Indebtedness, other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus two percent (2%) per annum, in each case to the fullest extent permitted by applicable Laws and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is a result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Jurisdiction” means, at any time, a country, region or territory that is itself the subject or target of any comprehensive territorial Sanctions.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any Property by the Borrower or any of its Subsidiaries (including the Capital Stock of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory or other Property in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition of machinery, equipment or other Property no longer used or useful in the conduct of business, (c) any sale, lease, license, transfer or other disposition of Property to any Loan Party, (d) any Disposition to the extent constituting a Permitted Investment, (e) any sale, lease, license, transfer or other disposition of Property by any Foreign Subsidiary to the Borrower or any of its Subsidiaries, (f) dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement equipment or property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement equipment or property, (g) licenses, sublicenses, leases and subleases not interfering in any material respect with the business of the Borrower or its Subsidiaries, (h) sales or discounts of accounts receivable in connection with the compromise or collection thereof and (i) dispositions set forth on Schedule 8.05.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Pledge Agreement” means that certain Second Amended and Restated Pledge Agreement dated as of the Closing Date given by the Loan Parties, as pledgors, to the Collateral Agent to secure the Obligations.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any State of the United States or the District of Columbia.

“EEA Financial Institution” means(a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” has the meaning specified in Section 11.18.

“Electronic Record” has the meaning assigned to that term in 15 U.S.C. § 7006.

“Electronic Signature” has the meaning assigned to that term in 15 U.S.C. § 7006.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“ESG” has the meaning specified in Section 2.16(a).

“ESG Amendment” has the meaning specified in Section 2.16(a).

“ESG Applicable Rate Adjustments” has the meaning specified in Section 2.16(a).

“ESG Pricing Provisions” has the meaning specified in Section 2.16(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Property” means, with respect to any Loan Party: (a)(i) any owned or leased real Property, and (ii) any owned or leased personal Property which is located outside of the United States which cannot be perfected by the filing of financing statements under the Uniform Commercial Code; (b) any personal Property (including motor vehicles and aircraft) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office; (c)(i) to the extent not pledged to secure the Obligations on the Closing Date, the Capital Stock of any (A) Domestic Subsidiary that is not a Material Domestic Subsidiary, (B) Excluded Subsidiary that is not a Material Excluded Subsidiary, and (C) First-Tier Foreign Subsidiary that is not a Material First-Tier Foreign Subsidiary, and (ii) the Capital Stock of any Material Excluded Subsidiary or Material First-Tier Foreign Subsidiary, in each case to the extent not pledged to secure the Obligations on the Closing Date or not required to be pledged to secure the Obligations pursuant to Section 7.14(b); (d) any personal Property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such Property; provided that in any such case the prohibition would not be rendered ineffective by the Uniform Commercial Code (including the provisions of Sections 9-407 and 9-408 thereof) or other applicable Law (including Debtor Relief Laws); (e) any Property that is sold, conveyed or otherwise transferred or subjected to a Lien pursuant to a Securitization Transaction permitted pursuant to Section 8.03(k); (f) the Capital Stock of WAVE; (g) any permit, lease, license, contract or instrument, now or hereafter in effect of a Loan Party, or rights relating thereto, if the grant of a security interest in such permit, lease, license, contract or instrument, or rights relating thereto, in a manner contemplated by the Loan Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise materially and adversely alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that in any such case the prohibition, termination or rights to terminate, accelerate or materially and adversely alter such Loan Party’s rights, titles and interests would not be rendered ineffective by the Uniform Commercial Code (including the provisions of Sections 9-407 and 9-408 thereof) or other applicable Law (including Debtor Relief Laws); provided, further, that nothing herein shall exclude or prohibit a security interest in the proceeds of any property described in this clause (g); (h) any Property listed in Schedule 1.01 under the heading “Excluded Property”; (i) any Property as to which the Collateral Agent and the Borrower agree in writing that the cost or other consequences of obtaining a security interest therein or perfection thereof are excessive in view of the benefits to be obtained by the secured parties therefrom; and (j) Capital Stock owned by such Loan Party in any non-wholly-owned Subsidiary of such Loan Party, but only to the extent the granting of a security interest therein in the manner contemplated by the Collateral Documents is prohibited by such non-wholly-owned Subsidiary’s Organization Documents (and such prohibition existed on the Closing Date (or existed on the date such non-wholly-owned Subsidiary became a Subsidiary of such Loan Party, so long as such prohibition was not entered into in connection with such non-wholly-owned Subsidiary becoming a Subsidiary of such Loan Party or otherwise for the purpose of causing the Capital Stock of such non-wholly-owned Subsidiary to be excluded from Collateral)); provided that the foregoing shall not exclude the Capital Stock of any Subsidiary of such Loan Party that are otherwise subject to a Lien granted pursuant to the Collateral Documents in favor of the Collateral Agent at the time such Organization Documents are entered into.

“Excluded Subsidiary” means a Domestic Subsidiary which is a disregarded entity for United States federal income Tax purposes and directly holds any interest in a Foreign Subsidiary that is a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation incurred after the Closing Date, if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant under a Loan Document by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 4.08 and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or security interest becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e); and (d) any withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the recitals hereof.

“Facilities” means, at any time, a collective reference to the facilities and real properties owned, leased or operated by the Borrower or any of its Subsidiaries.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations arising under the Loan Documents have been paid in full (other than contingent indemnification obligations for which no claim has been asserted), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuers shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing Sections 1471 through 1474 of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the fee letter agreement dated September 21, 2022 among the Borrower, Bank of America and BofA Securities.

“First-Tier Foreign Subsidiary” means each Foreign Subsidiary of the Borrower that is owned directly by a Loan Party.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s pro rata share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s pro rata share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Indebtedness” means, as to any Person at a particular time, without duplication, the principal amount of all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money, whether current or long-term (including the Obligations), and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness of such Person;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations of such Person arising under standby letters of credit and similar obligations that back obligations that would constitute Indebtedness (but specifically excluding those that support performance obligations);

(e) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and other than obligations with respect to compensation);

(f) all Attributable Indebtedness of such Person;

(g) all preferred stock or other equity interests providing for mandatory redemptions, sinking fund or like payments by such Person prior to the latest Maturity Date;

(h) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i) all Guarantees provided by such Person with respect to Funded Indebtedness of the types specified in clauses (a) through (h) above of another Person; and

(j) all Funded Indebtedness of the types referred to in clauses (a) through (i) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer and has liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, except as provided in clause (d) above, obligations arising under letters of credit and similar instruments shall not constitute Funded Indebtedness.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time, subject to Section 1.03(a) and (b).

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Obligations” has the meaning specified in Section 4.01.

“Guarantor” means (a) the Borrower (for purposes of (i) Obligations under Secured Swap Contracts, (ii) Obligations under Secured Treasury Management Agreements, (iii) Obligations under Secured Bi-Lateral Letters of Credit, and (iv) any Swap Obligation of a Specified Loan Party (determined before giving effect to Section 4.01 and Section 4.08)), and (b) each Material Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns; provided that in no event shall any Securitization Subsidiary or any Insurance Subsidiary constitute a Guarantor.

“Guaranty” means the Guaranty made by the Guarantors in favor of the holders of the Obligations pursuant to Article IV.

“Guaranty Joinder Agreement” means a joinder agreement by which a Domestic Subsidiary of the Borrower or other Person may become a Guarantor hereunder. A form of Guaranty Joinder Agreement is attached as Exhibit F.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HMT” has the meaning specified in the definition of “Sanctions”.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Incremental Add-on Term Loan” has the meaning specified in Section 2.01(c).

“Incremental Add-on Term Loan Commitment” means, as to each Incremental Add-on Term Loan Lender under an Incremental Add-on Term Loan Facility, its obligation to make an Incremental Add-on Term Loan under such Incremental Add-on Term Loan Facility pursuant to the documentation governing such Incremental Add-on Term Loan Facility.

“Incremental Add-on Term Loan Commitment Percentage” means, for each Incremental Add-on Term Loan Lender under an Incremental Add-on Term Loan Facility, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of its Incremental Add-on Term Loan under such Incremental Add-on Term Loan Facility, such Incremental Add-on Term Loan Lender’s Incremental Add-on Term Loan Commitment, and after funding of its Incremental Add-on Term Loan under such Incremental Add-on Term Loan Facility, the outstanding principal amount of such Incremental Add-on Term Loan Lender’s Incremental Add-on Term Loan under such Incremental Add-on Term Loan Facility, and the denominator of which is, prior to funding of the Incremental Add-on Term Loans under such Incremental Add-on Term Loan Facility, the aggregate principal amount of the Incremental Add-on Term Loan Commitments of the Incremental Add-on Term Loan Lenders under such Incremental Add-on Term Loan Facility, and after funding of the Incremental Add-on Term Loans under such Incremental Add-on Term Loan Facility, the Outstanding Amount of the Incremental Add-on Term Loans under such Incremental Add-on Term Loan Facility.

“Incremental Add-on Term Loan Facility” has the meaning provided in Section 2.01(c).

“Incremental Add-on Term Loan Lender” means, with respect to any Incremental Add-on Term Loan Facility, each of the Persons identified as lender under such Incremental Add-on Term Loan Facility in the documentation governing such Incremental Add-on Term Loan Facility, each other Person that becomes a lender under such Incremental Add-on Term Loan Facility, and their respective successors and assigns.

“Incremental Equivalent Debt” means any Indebtedness incurred by the Borrower in the form of (a) one or more series of secured or unsecured bonds, debentures, notes or similar instruments or (b) term loans.

“Incremental Loan Facility” has the meaning provided in Section 2.01(c).

“Incremental Term Loan” has the meaning specified in Section 2.01(c).

“Incremental Term Loan Commitment” means, as to each Incremental Term Loan Lender under an Incremental Term Loan Facility, its obligation to make an Incremental Term Loan under such Incremental Term Loan Facility pursuant to the documentation governing such Incremental Term Loan Facility.

“Incremental Term Loan Commitment Percentage” means, for each Incremental Term Loan Lender under an Incremental Term Loan Facility, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of its Incremental Term Loan under such Incremental Term Loan Facility, such Incremental Term Loan Lender’s Incremental Term Loan Commitment, and after funding of its Incremental Term Loan under such Incremental Term Loan Facility, the outstanding principal amount of such Incremental Term Loan Lender’s Incremental Term Loan under such Incremental Term Loan Facility, and the denominator of which is, prior to funding of the Incremental Term Loans under such Incremental Term Loan Facility, the aggregate principal amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders under such Incremental Term Loan Facility, and after funding of the Incremental Term Loans under such Incremental Term Loan Facility, the Outstanding Amount of the Incremental Term Loans under such Incremental Term Loan Facility.

“Incremental Term Loan Facility” has the meaning provided in Section 2.01(c).

“Incremental Term Loan Lender” means, with respect to any Incremental Term Loan Facility, each of the Persons identified as lender under such Incremental Term Loan Facility in the documentation governing such Incremental Term Loan Facility, each other Person that becomes a lender under such Incremental Term Loan Facility, and their respective successors and assigns.

“Incremental Term Loan Maturity Date” means, with respect to any Incremental Term Loan Facility, the maturity date for such Incremental Term Loan Facility set forth in the documentation governing such Incremental Term Loan Facility.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness of such Person;

(b) the Swap Termination Value of any Swap Contract entered into by such Person;

(c) all Guarantees provided by such Person with respect to outstanding Indebtedness of the types specified in clauses (a) and (b) above of any other Person; and

(d) all Indebtedness of the types referred to in clauses (a) through (c) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, and has liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Insurance Subsidiary” means a Subsidiary established by the Borrower or any of its Subsidiaries for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Borrower or any of its Subsidiaries or joint ventures or to insure unrelated businesses; provided that such unrelated business premiums do not exceed 35% of the annual premiums collected by such Subsidiary.

“Interest Payment Date” means, (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) as to any Swing Line Loan, the last Business Day of each March, June, September and December, the Revolving Maturity Date and any other dates as may be mutually agreed upon by the Borrower and the Swing Line Lender, and (c) as to any Term SOFR Loan, the last day of each Interest Period for such Loan and the applicable Maturity Date. If an Interest Payment Date falls on a date that is not a Business Day, such Interest Payment Date shall be deemed to be the next Business Day.

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1) or three (3) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the applicable Maturity Date of the Loans to which such Interest Period applies.

“Interim Financial Statements” has the meaning specified in Section 6.05(b).

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment at any time shall be the amount actually invested, as determined at the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment, net of (i) any return representing a return of capital with respect to such Investment and (ii) any dividend, distribution or other return on capital with respect to such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any of its Subsidiaries.

“IP Rights” has the meaning set forth in Section 6.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Document” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means a Guaranty Joinder Agreement, a Lender Joinder Agreement and/or a Collateral Joinder Agreement, as appropriate.

“KPIs” has the meaning specified in Section 2.16(a).

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Commitment” means, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01, or in the Notice of Additional L/C Issuer pursuant to which such L/C Issuer becomes an L/C Issuer hereunder. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Borrower, and notified to the Administrative Agent.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means with respect to a particular Letter of Credit (a) Bank of America in its capacity as issuer of such Letter of Credit or (b) such other Lender selected by the Borrower (with the consent of such Lender and the Administrative Agent) from time to time to issue such Letter of Credit, or any successor issuer of Letters of Credit hereunder. In the event there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context may require.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LCA Test Date” has the meaning specified in Section 1.03(e).

“Lender” means each of the Persons identified as a “Lender” on the signature pages hereto (and, as appropriate, includes the Swing Line Lender) and each Person who joins as a Lender pursuant to the terms hereof (including, for the avoidance of doubt, any Incremental Term Loan Lender and any Incremental Add-on Term Loan Lender), together with their respective successors and assigns.

“Lender Joinder Agreement” means, with respect to any Incremental Loan Facility, the documentation governing such Incremental Loan Facility (including any document pursuant to which any Person providing any portion of an Incremental Loan Facility under this Agreement is joined as a party to this Agreement), in form and substance reasonably satisfactory to the Administrative Agent.

“Lender Party” means each Lender, the Swing Line Lender, and each L/C Issuer.

“Lending Office” means, as to any Lender or the L/C Issuer, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

“Letter of Credit” means each letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. For the avoidance of doubt, as used herein, Letters of Credit shall not be or include Bi-Lateral Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is thirty (30) days prior to the Revolving Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Report” means a report substantially in the form of Exhibit I or any other form approved by the Administrative Agent.

“Letter of Credit Sublimit” has the meaning specified in Section 2.03(a)(i). The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Committed Amount.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means a Permitted Acquisition that is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means any Revolving Loan, any Swing Line Loan or any Term Loan, and the Base Rate Loans and Term SOFR Loans comprising such Loans.

“Loan Document” means this Agreement, each Note, each Letter of Credit, each Letter of Credit Application, each Joinder Agreement, each Collateral Document, each Issuer Document, each ESG Amendment, the Fee Letter and any other agreement, instrument or document designated by its terms as a “Loan Document” (but specifically excluding Secured Swap Contracts, Secured Treasury Management Agreements, and Secured Bi-Lateral Letter of Credits).

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans or Term Loans, (b) a conversion of Revolving Loans or Term Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(b), which shall be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Party” means the Borrower and each Guarantor.

“Master Agreement” has the meaning specified in the definition of “Swap Contract”.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower and its Subsidiaries taken as a whole to perform their obligations under any Loan Document to which they are a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower and its Subsidiaries taken as a whole of any Loan Document to which they are a party.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Borrower that individually, or together with its Subsidiaries on a consolidated basis, has assets of more than $25,000,000; provided that in no event shall any Insurance Subsidiary or Securitization Subsidiary constitute a Material Domestic Subsidiary.

“Material Excluded Subsidiary” means any Excluded Subsidiary that directly holds any interest in a Material Foreign Subsidiary.

“Material First-Tier Foreign Subsidiary” means (a) Armstrong World Industries Canada Ltd. and (b) any other First-Tier Foreign Subsidiary that individually, or together with its Subsidiaries on a consolidated basis, has assets of more than $25,000,000; provided that notwithstanding the foregoing, the following Foreign Subsidiaries shall not constitute Material First-Tier Foreign Subsidiaries: (i) any Foreign Subsidiary organized under the laws of the People’s Republic of China or any state or other political subdivision thereof or Russia or any state or other political subdivision thereof; (ii) any Insurance Subsidiary; and (iii) any other Foreign Subsidiary if a pledge of such Foreign Subsidiary’s Capital Stock violates any Law or could reasonably be expected to have an adverse effect on the business of such Foreign Subsidiary.

“Material Foreign Subsidiary” means any Foreign Subsidiary that individually, or together with its Subsidiaries on a consolidated basis, has assets of more than $25,000,000; provided that notwithstanding the foregoing, the following Foreign Subsidiaries shall not constitute Material Foreign Subsidiaries: (a) any Foreign Subsidiary organized under the laws of the People’s Republic of China or any state or other political subdivision thereof or Russia or any state or other political subdivision thereof; (b) any Insurance Subsidiary; and (c) any other Foreign Subsidiary if a pledge of such Foreign Subsidiary’s Capital Stock violates any Law or could reasonably be expected to have an adverse effect on the business of such Foreign Subsidiary.

“Maturity Date” means (a) as to the Revolving Loans, Swing Line Loans and Letters of Credit (and the related L/C Obligations), the Revolving Maturity Date, (b) as to the Term A Loans (including any Incremental Add-on Term Loans related to the Term A Loans), the Term A Loan Maturity Date, and (c) as to any Incremental Term Loans under any Incremental Term Loan Facility (including any Incremental Add-on Term Loans related to such Incremental Term Loans), the Incremental Term Loan Maturity Date with respect to such Incremental Term Loan Facility; provided that, in each case, if such date is not a Business Day, the applicable Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning specified in Section 11.09.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) otherwise, an amount equal to 105% of the Outstanding Amount of all L/C Obligations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds (including insurance proceeds and condemnation awards) received by the Borrower or any of its Subsidiaries, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related Property and (d) amounts paid or reserved to fund any liabilities in connection with any Disposition; it being understood and agreed that “Net Cash Proceeds” shall include any cash or Cash Equivalents received upon the sale or other disposition of any non‑cash consideration received by the Borrower or any Subsidiary in any Disposition or Involuntary Disposition when and as received.

“Non-Consenting Lender” has the meaning specified in Section 11.13.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Revolving Note, the Swing Line Note or a Term Loan Note, as the context may require.

“Notice of Additional L/C Issuer” means a notice substantially in the form of Exhibit J or any other form approved by the Administrative Agent.

“Obligations” means, collectively, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Secured Swap Contract, to the extent such Swap Contract is permitted pursuant to Section 8.03(d), (c) all obligations under any Secured Treasury Management Agreement and (d) all obligations under any Secured Bi-Lateral Letter of Credit that are permitted under Section 8.03(f); provided that the “Obligations” of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date, (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts, and (c) with respect to any Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term Loans on such date.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.16.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Investment consisting of an Acquisition by a Loan Party; provided that (a) immediately after giving effect to such Acquisition, such Loan Party would be in compliance with Section 8.07, (b) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) subject to Section 1.03(e), no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (d) subject to Section 1.03(e), the Borrower will be in compliance with the financial covenants under Section 8.11 after giving effect thereto on Pro Forma Basis and (e) the Borrower shall deliver to the Administrative Agent a Compliance Certificate confirming the foregoing, in form and detail reasonably satisfactory to the Administrative Agent.

“Permitted Investment” means, at any time, an Investment by the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.02.

“Permitted Lien” means, at any time, a Lien in respect of Property of the Borrower or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 7.02.

“Pledge Agreement” means (a) the Domestic Pledge Agreement, (b) the Canadian Pledge Agreement or (c) any other pledge agreement given by any Person to the Collateral Agent to secure the Obligations, in each case as amended and modified.

“Prime Rate” means, on any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of

America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the “prime rate” announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” means, in respect of any Disposition, any Involuntary Disposition, any sale or other disposition that results in a Person ceasing to be a Subsidiary, any Investment that results in any Person becoming a Subsidiary, any Acquisition, any incurrence or repayment of Indebtedness, or any other transaction that, pursuant to the terms of this Agreement, requires satisfaction of a condition on a Pro Forma Basis, that such transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrower has delivered financial statements pursuant to Section 7.01(a) or (b): (a) with respect to any Disposition, Involuntary Disposition or other sale or disposition pursuant to which a Person ceases to be a Subsidiary, (i) income statement and cash flow statement items (whether positive or negative) attributable to the Person or Property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition or any other Investment that results in a Person becoming a Subsidiary, (i) income statement items attributable to the Person or Property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in this Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by the Borrower or any Subsidiary (including the Person or Property acquired) in connection with such transaction and any Indebtedness of the Person or Property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Rata Share” means, as to each Lender at any time: (a) with respect to the Revolving Commitments, such Lender’s Revolving Commitment Percentage; provided that if the Revolving Commitments shall have expired or been terminated, then such Lender’s Revolving Commitment Percentage shall be such Lender’s Revolving Commitment Percentage in effect immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; (b) with respect to the Term A Loans and the Term A Loan Commitments for such Term A Loans, such Lender’s Term A Loan Commitment Percentage; (c) for any Incremental Term Loan Facility, with respect to the Incremental Term Loans under such Incremental Term Loan Facility and the Incremental Term Loan Commitments for such Incremental Term Loans, such Lender’s Incremental Term Loan Commitment Percentage for such Incremental Term Loan Facility; (d) for any Incremental Add-on Term Loan Facility, with respect to the Incremental Add-on Term Loans under such Incremental Add-on Term Loan Facility and the Incremental Add-on Term Loan Commitments for such Incremental Add-on Term Loans, such Lender’s Incremental Add-on Term Loan Commitment Percentage for such Incremental Add-on Term Loan Facility; and (e) with respect to the aggregate amount of Loans and L/C Obligations hereunder, a percentage (carried out to the ninth decimal place) equal to such Lender’s share of the Aggregate Commitments; provided that if the Aggregate Commitments shall have expired or been terminated, then such amount shall be a percentage (expressed as a percentage, carried out to the ninth decimal place) equal to such Lender’s share of the aggregate amount of Loans and L/C Obligations outstanding. The initial Pro Rata Shares of each Lender with respect to the Revolving Commitments and the Term A Loans is set forth opposite the name of such Lender on Schedule 2.01.

“Property” means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Indenture” means any indenture executed by the Borrower pursuant to which Public Notes have been or will be issued.

“Public Lender” has the meaning specified in Section 7.02.

“Public Notes” means any senior unsecured notes issued by the Borrower after the Closing Date pursuant to an offering consummated in accordance with the Securities Act of 1933 or pursuant to an offering registered under the Securities Act of 1933.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.21.

“Qualified Acquisition” means a Permitted Acquisition (or series of related Permitted Acquisitions consummated in any six (6)-month period) for which the aggregate consideration is at least $250,000,000; provided that for any Permitted Acquisition or series of Permitted Acquisitions to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received, prior to, or concurrently with, the consummation of such Permitted Acquisition (or, in the case of a series of Permitted Acquisitions, prior to, or concurrently with the consummation of the first Permitted Acquisition in such series of Permitted Acquisitions), a certificate from a Responsible Officer of the Borrower certifying that such Permitted Acquisition or series of Permitted Acquisitions meet the criteria set forth in this definition and notifying the Administrative Agent that the Borrower has elected to treat such Permitted Acquisition or series of Permitted Acquisitions as a “Qualified Acquisition”.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and, in each case, can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer and any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 10.06(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing of Revolving Loans or Term Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Borrowing of a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having Total Credit Exposures representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having Total Revolving Exposures representing more than fifty percent (50%) of the Total Revolving Exposures of all Revolving Lenders. The Total Revolving Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the L/C Issuer, as the case may be, in making such determination.

“Required Term A Loan Lenders” means, as of any date of determination, Term A Loan Lenders having Total Term A Loan Exposures representing more than fifty percent (50%) of the Total Term A Loan Exposures of all Term A Loan Lenders. The Total Term A Loan Exposure of any Defaulting Lender shall be disregarded in determining Required Term A Loan Lenders at any time.

“Rescindable Amount” has the meaning specified in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 10.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, for a Loan Party, the chief executive officer, president, chief financial officer, vice president, treasurer or controller, and solely for purposes of certifications of corporate documents and incumbency certificates provided hereunder or in connection herewith, the secretary or an assistant secretary, and solely for purposes of notices of borrowing, payments, prepayments and the like under Article II, any other officer or employee so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an updated incumbency certificate and appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to the Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or of any option, warrant or other right to acquire any such Capital Stock.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans. The amount of the initial Revolving Commitments is identified on Schedule 2.01.

“Revolving Commitment Percentage” means, for each Revolving Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Revolving Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Committed Amount. The initial Revolving Commitment Percentages are set out in Schedule 2.01.

“Revolving Exposure” means, as to any Lender at any time, the sum of (a) the aggregate principal amount of the Revolving Loans of such Lender at such time, plus (b) such Lender’s participation in L/C Obligations at such time, plus (c) such Lender’s participation in Swing Line Loans at such time.

“Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Person that has a Revolving Commitment at such time, (b) if the Aggregate Revolving Committed Amount has expired or is terminated, any Person that has Revolving Exposure at such time, and (c) in each case, their respective successors and permitted assigns. The initial Revolving Lenders are identified on the signature pages hereto and are set out in Schedule 2.01.

“Revolving Loan” has the meaning specified in Section 2.01(a).

“Revolving Maturity Date” means December 7, 2027; provided that, if such date is not a Business Day, the Revolving Maturity Date shall be the immediately prior Business Day.

“Revolving Note” has the meaning specified in Section 2.11(a).

“Revolving Obligations” means Revolving Loans, Swing Line Loans and L/C Obligations.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale and Leaseback Transaction” means, with respect to the Borrower or any Subsidiary, any arrangement, directly or indirectly, with any person whereby the Borrower or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), the Government of Canada or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Bi-Lateral Letter of Credit” means any Bi-Lateral Letter of Credit not prohibited by this Agreement issued by a Bi-Lateral Letter of Credit Lender.

“Secured Party Designation Notice” means a notice substantially in the form of Exhibit K, or any other form approved by the Administrative Agent.

“Secured Swap Contract” means any Swap Contract not prohibited by this Agreement between the Borrower or any Subsidiary, on the one hand, and any Swap Bank, on the other hand.

“Secured Treasury Management Agreement” means any Treasury Management Agreement between the Borrower or any of its Subsidiaries, on the one hand, and any Treasury Management Bank, on the other hand.

“Securitization Indebtedness” means any Indebtedness under any Securitization Transaction.

“Securitization Receivables” has the meaning specified in the definition of “Securitization Transaction”.

“Securitization Subsidiary” means, with respect to any Person, any special purpose subsidiary or affiliate to which such Person sells, conveys or otherwise transfers, or grants a Lien on Securitization Receivables pursuant to a Securitization Transaction.

“Securitization Transaction” means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Affiliate of the Borrower may sell, convey or otherwise transfer, or grant a Lien on, accounts, payments, receivables, accounts receivable, rights to future lease payments or residuals or similar rights to payment and in each case any related assets (the “Securitization Receivables”) to a Securitization Subsidiary.

“Security Agreement” means the second amended and restated security agreement dated as of the Closing Date executed in favor of the Collateral Agent by each of the Loan Parties.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means: (a) with respect to Daily Simple SOFR, 0.10% (10 basis points); and (b) with respect to Term SOFR, 0.10% (10 basis points) for an Interest Period of one-month’s duration, and 0.10% (10 basis points) for an Interest Period of three-month’s duration.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is generally able to pay its debts and other liabilities, contingent obligations and other commitments as they mature, (b) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (c) the fair value of the Property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (d) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay all liabilities of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Event of Default” means any Event of Default pursuant to Section 9.01(a), Section 9.01(f) or Section 9.01(g).

“Specified Loan Party” has the meaning specified in Section 4.08.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.21.

“Sustainability Coordinator” means each Lender (or each Affiliate of a Lender) that is appointed as a sustainability coordinator by the Borrower, in consultation with the Administrative Agent, in each case, in its capacity as a sustainability coordinator.

“Swap Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract with the Borrower or any Subsidiary that is permitted by this Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract with the Borrower or any Subsidiary that is permitted by this Agreement, in each case, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender); provided that, in the case of a Secured Swap Contract with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Swap Bank only through the stated termination date (without extension or renewal) of such Secured Swap Contract; provided, further, that for any of the foregoing to be included as a “Secured Swap Contract” on any date of determination by the Administrative Agent, the applicable Swap Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Note” has the meaning specified in Section 2.11(a).

“Swing Line Sublimit” has the meaning specified in Section 2.04(a). The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Committed Amount.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loan” has the meaning specified in Section 2.01(b).

“Term A Loan Commitment” means, for each Term A Loan Lender, the commitment of such Term A Loan Lender to make a Term A Loan hereunder. The aggregate amount of the Term A Loan Commitments of all Term A Loan Lenders on the Closing Date is FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000). The amount of the Term A Loan Commitments is identified on Schedule 2.01.

“Term A Loan Commitment Percentage” means, for each Term A Loan Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is, prior to funding of its Term A Loan, such Term A Loan Lender’s Term A Loan Commitment, and after funding of its Term A Loan, the outstanding principal amount of such Term A Loan Lender’s Term A Loan, and the denominator of which is, prior to funding of the Term A Loans, the aggregate principal amount of the

Term A Loan Commitments of the Term A Loan Lenders, and after funding of the Term A Loans, the Outstanding Amount of the Term A Loans. The initial Term A Loan Commitment Percentages are set out in Schedule 2.01.

“Term A Loan Lender” means (a) at any time on or prior to the Closing Date, each Person with a Term A Loan Commitment at such time, (b) at any time after the Closing Date, each Person holding a Term A Loan at such time, and (c) in each case, their successors and permitted assigns. The initial Term A Loan Lenders are identified on the signature pages hereto and on Schedule 2.01.

“Term A Loan Maturity Date” means December 7, 2027; provided that if such date is not a Business Day, the Term A Loan Maturity Date shall be the immediately prior Business Day.

“Term Loan” means a Term A Loan, an Incremental Term Loan or an Incremental Add-on Term Loan, as the context may require.

“Term Loan Commitment” means a Term A Loan Commitment, an Incremental Term Loan Commitment or an Incremental Add-on Term Loan Commitment, as the context may require.

“Term Loan Lender” means a Term A Loan Lender, an Incremental Term Loan Lender or an Incremental Add-on Term Loan Lender, as the context may require.

“Term Loan Note” has the meaning specified in Section 2.11(a).

“Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Loan” means a Revolving Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”

“Term SOFR Replacement Date” has the meaning specified in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Total Credit Exposure” means, as to any Lender at any time, the sum of (a) the unused Commitments of such Lender at such time, plus (b) the Revolving Exposure of such Lender at such time, plus (c) the Outstanding Amount of all Term Loans of such Lender at such time.

“Total Revolving Exposure” means, as to any Revolving Lender at any time, the sum of (a) the unused Revolving Commitment of such Revolving Lender at such time, plus (b) the Revolving Exposure of such Revolving Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

“Total Term A Loan Exposure” means, as to any Term A Loan Lender at any time, the Outstanding Amount of such Term A Loan Lender’s Term A Loan at such time.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, purchasing card, travel card, account reconciliation, overdraft and reporting and trade finance services.

“Treasury Management Bank” means any Person in its capacity as a party to a Treasury Management Agreement that, (a) at the time it enters into a Treasury Management Agreement with a Borrower or any Subsidiary, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Treasury Management Agreement with the Borrower or any Subsidiary, in each case in its capacity as a party to such Treasury Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceases to be a Lender); provided that for any of the foregoing to be included as a “Secured Treasury Management Agreement” on any date of determination by the Administrative Agent, the applicable Treasury Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination.

“Type” means, with respect to any Revolving Loan or any Term Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCP” means, with respect to any commercial Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code in effect in any applicable jurisdiction from time to time.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.21.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Voting Stock” means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“WAVE” means the unincorporated joint venture established pursuant to that Joint Venture Agreement dated March 23, 1992, between Armstrong Ventures, Inc. and Worthington Industries, Inc.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory, rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all assets and properties of whatever kind, tangible and intangible, real and personal, including cash, securities, accounts and contract rights.

(b) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(e) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, in each case within the meaning of applicable Law, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), in each case within the meaning of applicable Law, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any Person resulting from such a division of a limited liability company shall constitute a separate Person hereunder (and any Person resulting from such a division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute a separate Person).

Section 1.03 Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded, and (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015. For purposes of determining the amount of any outstanding Indebtedness in connection with this Agreement, no effect shall be given to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016–02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2015. Notwithstanding anything herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness that requires compliance on a Pro Forma Basis with the Consolidated Net Leverage Ratio or the Consolidated Net Secured Leverage Ratio, the proceeds of such Indebtedness shall not be counted as “unrestricted cash” for purposes of clause (a)(ii)

of the definition of Consolidated Net Leverage Ratio or clause (a)(ii) of the definition of Consolidated Net Secured Leverage Ratio for purposes of determining such compliance on a Pro Forma Basis.

(b) Changes in GAAP. The Borrower will provide a written summary of material changes in GAAP and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 7.02(a). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower, on the one hand, or the Required Lenders, on the other hand, shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Pro Forma Calculations. Notwithstanding anything to the contrary contained herein, all calculations of the Consolidated Net Leverage Ratio (including for purposes of determining the Applicable Rate), the Consolidated Net Secured Leverage Ratio and the Consolidated Net Interest Coverage Ratio shall be made on a Pro Forma Basis with respect to all applicable transactions occurring during the applicable period of four consecutive fiscal quarters most recently ended for which annual or quarterly financial statements have been delivered in accordance with the provisions of Section 7.01(a) and 7.01(b) to which such calculation relates (or, prior to the first delivery of financial statements pursuant to Section 7.01(a), by reference to the Interim Financial Statements for the period ended September 30, 2022).

(d) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(e) Limited Condition Acquisitions. Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any basket, financial ratio or test (including any Consolidated Net Leverage Ratio test, any Consolidated Net Secured Leverage Ratio test or any Consolidated Net Interest Coverage Ratio test), (ii) the absence of a Default or an Event of Default, or (iii) a determination as to accuracy of the representations and warranties contained in this Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, in each case in connection with the consummation of a Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, (A) on the date of the execution of the definitive agreement with respect to such Limited Condition Acquisition (such date, the “LCA Test Date”), or (B) on the date on which such Limited Condition Acquisition is consummated, in either case, after giving effect to the relevant Limited Condition Acquisition and any related transaction to occur in connection therewith on a Pro Forma Basis; provided that notwithstanding the foregoing, in connection with any Limited Condition Acquisition: (1) the condition set forth in clause (c) of the proviso to the definition of Permitted Acquisition shall be satisfied if (x) no Default or Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (y) no Specified Event of Default shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition; (2) if the proceeds of an Incremental Term Loan or an Incremental Add-on Term Loan are being used to finance such Limited Condition Acquisition, then (x) the condition set forth in clause (iii) of the proviso to Section 2.01(c) and Section 5.02(a) shall be required to be satisfied at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Loan Facility or Incremental Add-on Term Loan Facility, as applicable, but, if the Incremental Term Loan Lenders providing such Incremental Term Loans or the Incremental Add-on Term Loan Lenders providing such Incremental Add-on Term Loans, as applicable, so agree, the representations and warranties which must be accurate at the time of closing of the Limited Condition Acquisition and funding of such Incremental Term Loan Facility or such Incremental Add-on Term Loan Facility, as applicable, may be limited to customary “specified representations”, customary “specified purchase agreement representations” and such other representations and warranties as may be required by such Incremental Term Loan Lenders or such Incremental Add-on Term Loan Lenders, and (y) the condition set forth in clause (ii) of the proviso to Section 2.01(c) and Section 5.02(b) shall, if and to the extent the Incremental Term Loan Lenders providing such Incremental Term Loan Facility or the Incremental Add-on Term Loan Lenders providing such Incremental Add-on Term Loan Facility, as applicable, so agree, be satisfied if (I) no Default or Event of Default shall have occurred and be continuing as of the applicable LCA Test Date, and (II) no Specified Event of Default shall have occurred and be continuing at the time of the funding of such Incremental Term Loan Facility or such Incremental Add-on Term Loan Facility, as applicable, in connection with the consummation of such Limited Condition Acquisition; and (3) such Limited Condition Acquisition and the related Indebtedness to be incurred in connection therewith and the use of proceeds thereof shall be deemed incurred and/or applied at the LCA Test Date (until such time as the Indebtedness is actually incurred or the applicable definitive agreement is terminated without actually consummating the applicable Limited Condition Acquisition) and outstanding thereafter for purposes of determining compliance on a Pro Forma Basis (other than for purposes of determining compliance on a Pro Forma Basis in connection with the making of any Restricted Payment) with any financial ratio or test (including any Consolidated Net Leverage Ratio test, any Consolidated Net Secured Leverage Ratio test, any Consolidated Net Interest Coverage Ratio test, or any calculation of the financial covenants set forth in Section 8.11) (it being understood and agreed that for purposes of determining compliance on a Pro Forma Basis in connection with the making of any Restricted Payment, the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Acquisition and assuming that such transaction had not occurred). For the avoidance of doubt, if any of such ratios or amounts for which compliance was determined or tested as of the LCA Test Date are thereafter exceeded or otherwise failed to have been complied with as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios or amounts will not be deemed to have been exceeded or failed to be complied with as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Acquisition is permitted to be consummated or taken. Except as set forth in clause (2) in the proviso to the first sentence in this Section 1.03(e) in connection with the use of the proceeds of an Incremental Term Loan or an Incremental Add-on Term Loan to finance a Limited Condition Acquisition (and, in the case of such clause (2), only if and to the extent the Incremental Term Loan Lenders for such Incremental Term Loan Facility or the Incremental Add-on Term Loan Lenders for such Incremental Add-on Term Loan Facility, as applicable, so agree as provided in such clause (2)), it is understood and agreed that this Section 1.03(e) shall not limit the conditions set forth in Section 5.02 with respect to any proposed Credit Extension, in connection with a Limited Condition Acquisition or otherwise.

Section 1.04 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.06 Letter of Credit Amounts; Bi-Lateral Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit or a Bi-Lateral Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time or such Bi-Lateral Letter of Credit in effect at such time; provided that with respect to any Letter of Credit or any Bi-Lateral Letter of Credit that, by its terms or the terms of any Issuer Document or other documentation related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit or such Bi-Lateral Letter of Credit, as applicable, shall be deemed to be the maximum stated amount of such Letter of Credit such Bi-Lateral Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.07 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.08 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 Revolving Loans and Term Loans.

(a) Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided that after giving effect to any Borrowing of Revolving Loans, (i) with regard to the Revolving Lenders collectively, the Total Revolving Outstandings shall not exceed FIVE HUNDRED MILLION DOLLARS ($500,000,000) (as such amount may be increased or decreased in accordance with the provisions hereof, the “Aggregate Revolving Committed Amount”) and (ii) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Exposure shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b) Term A Loans. Subject to the terms and conditions set forth herein, the Term A Loan Lenders, severally and not jointly, agree to make an advance to the Borrower in Dollars on the Closing Date (each such advance, a “Term A Loan”) in amount not to exceed such Term A Loan Lender’s Term A Loan Commitment. A Term A Loan Lender shall make its Term A Loan to the Borrower on the Closing Date by (i) continuing its term loan A outstanding under the Existing Credit Agreement immediately prior to the Closing Date and/or (ii) making an additional advance to the Borrower in Dollars on the Closing Date. The Term A Loans may consist of Base Rate Loans, Term SOFR Loans, or a combination thereof, as the Borrower may request. Amounts repaid on the Term A Loans may not be reborrowed.

(c) Incremental Loan Facilities. At any time on or after the Closing Date, the Borrower may, on written notice to the Administrative Agent, establish additional credit facilities with Lenders or other lenders who shall become Lenders (each, an “Incremental Loan Facility”) by increasing the Aggregate Revolving Committed Amount, increasing the amount of the Term A Loans or any then-existing Incremental Term Loan Facility (any such increase to the amount of the Term A Loans or to the amount of any then-existing Incremental Term Loan Facility, an “Incremental Add-on Term Loan Facility”, and any loan thereunder, an “Incremental Add-on Term Loan”), or establishing one or more new tranches of term loans (each such tranche, an “Incremental Term Loan Facility”, and any loan thereunder, an “Incremental Term Loan”); provided that with respect to the establishment of any such Incremental Loan Facility:

(i) (A) the aggregate principal amount of loans and commitments for all Incremental Loan Facilities established after the Closing Date, plus (B) the aggregate principal amount of loans and commitments for all Incremental Equivalent Debt incurred after the Closing Date, shall not exceed the Available Incremental Amount;

(ii) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto;

(iii) the representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects, if already qualified by materiality) on and as of the effective date of such Incremental Loan Facility, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if already qualified by materiality) as of such earlier date;

(iv) the Borrower shall demonstrate compliance with the financial covenants in Section 8.11 after giving effect thereto on a Pro Forma Basis (assuming for purposes hereof that the entire amount of the Incremental Loan Facility is fully drawn and funded), and provide a Compliance Certificate from a Responsible Officer confirming satisfaction of such conditions, in form and detail reasonably satisfactory to the Administrative Agent, together with supporting resolutions, legal opinions, promissory notes and other items as may be reasonably required by the Administrative Agent;

(v) lenders providing loans and commitments for such Incremental Loan Facility will execute a Lender Joinder Agreement and such other agreements reasonably acceptable to the Administrative Agent;

(vi) upfront and/or arrangement fees, if any, in respect of the new commitments or loans so established, shall be paid; and

(vii) to the extent necessary in the reasonable judgment of the Administrative Agent, amendments to each of the Collateral Documents, if any, and related documents or agreements shall have been made, in each case in a manner reasonably satisfactory to the Administrative Agent.

In connection with establishment of any Incremental Loan Facility, (1) none of the Lenders or their affiliates shall have any obligation to provide commitments or loans for any Incremental Loan Facility without their prior written approval, (2) neither the Administrative Agent nor any of the Arrangers shall have any responsibility for arranging any such additional commitments without their prior written consent and subject to such conditions, including fee arrangements, as they may provide in connection therewith and (3) Schedule 2.01 will be deemed to be revised to reflect the Lenders, Loans, Commitments and pro rata shares or percentages after giving effect to the establishment of such Incremental Loan Facility.

(d) Additional Conditions for an Increase in the Aggregate Revolving Committed Amount. In addition to the requirements of Section 2.01(d), any increase in the Aggregate Revolving Committed Amount is subject to the following additional conditions:

(i) any such increase will be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof;

(ii) any lender providing loans and commitments for such increase must be reasonably acceptable to the L/C Issuer and the Swing Line Lender; and

(iii) if any Revolving Loans are outstanding at the time of any such increase, the Borrower will make such payments and adjustments on the Revolving Loans (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment amounts and Pro Rata Shares, it being agreed that the Administrative Agent shall, in consultation with the Borrower, manage the allocation of the revised Pro Rata Shares to the existing Term SOFR Loans in such a manner as to minimize the break-funding amounts so payable by the Borrower.

Any increase in the Aggregate Revolving Committed Amount shall be a part of the Revolving Loans and Revolving Commitments hereunder subject to the same terms and conditions without distinction from the Revolving Loans and Revolving Commitments existing prior to such increase.

(e) Additional Conditions for Establishment of an Incremental Add-on Term Loan Facility. In addition to the requirements of Section 2.01(d), establishment of an Incremental Add-on Term Loan Facility is subject to the following additional conditions:

(i) any such Incremental Add-on Term Loan Facility will be in a minimum principal amount of $20,000,000 and integral multiples of $5,000,000 in excess thereof;

(ii) the Borrower will make such payments and adjustments on the applicable tranche of Term Loans being increased (including payment of any break-funding amounts owing under Section 3.05) as may be necessary to give effect to the revised commitment amounts and pro rata shares or percentages, it being agreed that the Administrative Agent shall, in consultation with the Borrower, manage the allocation of the revised pro rata shares to the existing Term SOFR Loans in such a manner as to minimize the break-funding amounts so payable by the Borrower; and

(iii) in the case of the establishment of an Incremental Add-on Term Loan Facility after the first principal amortization payment date for the applicable tranche of Term Loans being increased, adjustments will be made to the schedule of amortization payments for such tranche of Term Loans, as appropriate, to give effect thereto such that payments of principal, interest and other amounts will be made on the same basis as for the applicable tranche of Term Loans being increased and the principal amortization payments made to the holders of such Term Loans will be not less than that which was payable prior to giving effect to the establishment of such Incremental Add-on Term Loan Facility.

Any Incremental Add-on Term Loan Facility established under Section 2.01(d) shall be a part of the applicable tranche of Term Loans being increased and subject to the same terms and conditions without distinction from such Term Loans existing prior to their establishment.

(f) Additional Conditions for Establishment of an Incremental Term Loan Facility. In addition to the requirements of Section 2.01(d), establishment of an Incremental Term Loan Facility is subject to the following additional conditions:

(i) any such Incremental Term Loan Facility will be in a minimum principal amount of $50,000,000 and integral multiples of $10,000,000 in excess thereof;

(ii) the Incremental Term Loan Maturity Date for such Incremental Term Loan Facility shall be no earlier than the then-latest maturity date for any then-existing tranche of Term Loans, and the average weighted life-to-maturity of the Incremental Term Loans under such Incremental Term Loan Facility shall be no shorter than the remaining average weighted life-to-maturity for any then-existing Term Loans; and

(iii) except with respect to pricing and to maturity and amortization (weighted average life-to-maturity) as provided hereinabove, any such Incremental Term Loan Facility shall have terms that are the same as, or less restrictive than, those applicable to any then-existing tranche of Term Loans.

In connection with the establishment of any Incremental Term Loan Facility, this Agreement may be amended to incorporate additional terms (including customary “MFN” protections, soft call protection, and excess cash flow mandatory prepayments, in each case, that may be applicable solely with respect to any proposed Incremental Term Loan Facility) or conditions (including any additional conditions to the release of Collateral as provided in Section 7.14(e)) to the extent such terms or conditions are required by the Incremental Term Loan Lenders for such Incremental Term Loan Facility, with any such amendment requiring only the approval of the Loan Parties, such Incremental Term Loan Lenders and the Administrative Agent.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans, in each case, shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans (or, in the case of Borrowings on the Closing Date, such shorter period as to which the Administrative Agent may consent). Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, in connection with any conversion or continuation of a Term Loan, if less, the entire principal thereof then outstanding). Each Loan Notice shall specify (A) whether the Borrower’s request is with respect to Revolving Loans, Term A Loans, Incremental Term Loans or Incremental Add-on Term Loans and whether the Borrower is requesting a Borrowing of such Loans, a conversion of such Loans from one Type to the other, or a continuation of such Loans, as the case may be, (B) the requested date of such Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice of a request for a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, this Section 2.02 shall not apply to Swing Line Loans or the Borrowing of Swing Line Loans.

(b) Advances. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each of the applicable Lenders of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each of the applicable Lenders of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each of the applicable Lenders shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if on the date a Borrowing of Revolving Loans, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d) Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

(e) Interest Periods. After giving effect to all Borrowings, conversions and continuations, there shall not be more than (i) five (5) Interest Periods in effect with respect to Revolving Loans, (ii) five (5) Interest Periods in effect with respect to the Term A Loans (including any Incremental Add-on Term Loans relating to the Term A Loans), and (iii) five (5) Interest Periods in effect with respect to the Incremental Term Loans under any Incremental Term Loan Facility (including any Incremental Add-on Term Loans related to such Incremental Term Loans).

(f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Revolving Lenders severally agree to participate in Letters of Credit hereunder for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) with regard to the Revolving Lenders collectively, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Committed Amount, (x) with regard to each Revolving Lender individually, such Revolving Lender’s Revolving Exposure shall not exceed such Revolving Lender’s Revolving Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the lesser of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) and the Aggregate Revolving Committed Amount (such lesser amount, the “Letter of Credit Sublimit”) and (z) the aggregate amount of the outstanding Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) An L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate any Laws or one or more policies of such L/C Issuer;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial face amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; or

(E) any Lender is at such time a Defaulting Lender, whether on account of a failure to fund its obligations under Section 2.03(c) or otherwise, unless Adequate Assurance has been provided.

(iv) An L/C Issuer shall not amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) An L/C Issuer shall be under no obligation to issue or amend any Letter of Credit if such L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, on or prior to the Business Day prior to the requested date of issuance or amendment of such Letter of Credit, that one or more applicable conditions contained in Section 5.02 shall not then be satisfied.

(vii) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Requests for Issuance. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five Business Days prior to the proposed issuance date or date of amendment, as the case may be, or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Issuance. Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 5.02 shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) Auto-Extension Letters of Credit. If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clauses (ii) and (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Loan Party that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv) Reporting by L/C Issuer. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. The applicable L/C Issuer shall notify the Borrower of the amount of the drawing promptly following the determination thereof, and in any event no later than 9:00 a.m. on the Honor Date (as hereafter defined). Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent, whereupon the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, the amount of the unutilized portion of the Aggregate Revolving Committed Amount or the conditions set forth in Section 5.02. Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i)

may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender (including any Revolving Lender acting as the L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer in Dollars at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans for any reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) noncompliance with the conditions set forth in Section 5.02 or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the applicable L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive, absent manifest error.

(d) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the L/C Issuers shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Lenders, the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of the L/C Issuers, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct communications with beneficiaries by way of the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message, by overnight courier or by other commercially reasonable means.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, (A) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).

(ii) In addition, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.

(iii) Sections 2.05, 2.14, 9.02(c) and 9.03 set forth certain additional requirements to deliver Cash Collateral hereunder.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Pro Rata Share, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit and (ii) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (A) computed on a monthly basis in arrears and (B) due and payable on the fifth (5th) Business Day after the end of each month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any month, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such month that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, (1) upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate, and (2) Defaulting Lenders shall not be entitled to the Letter of Credit Fee as provided in Section 2.15.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account, (i) a one-time fronting fee for each commercial Letter of Credit issued by it equal to one-eighth of one percent (1/8%) times the amount of such commercial Letter of Credit, due and payable at the time of issuance and (ii) a fronting fee with respect to each standby Letter of Credit issued by it in an amount equal to one-eighth of one percent (1/8%) per annum on the daily amount available to be drawn thereunder, due and payable monthly in arrears on the fifth (5th) Business Day after the end of each month, commencing with the first such date to occur after the issuance of such standby Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(m) [Reserved].

(n) Letter of Credit Reports. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.03, provide the Administrative Agent a Letter of Credit Report, as set forth below:

(i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and

(v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.

(o) Additional L/C Issuers. Any Lender may become an L/C Issuer upon receipt by the Administrative Agent of a fully executed Notice of Additional L/C Issuer which shall be signed by the Borrower, the Administrative Agent and each L/C Issuer. Such new L/C Issuer shall provide its L/C Commitment in such Notice of Additional L/C Issuer and upon the receipt by the Administrative Agent of the fully executed Notice of Additional L/C Issuer, the defined term L/C Commitment shall be deemed amended to incorporate the L/C Commitment of such new L/C Issuer.

Section 2.04 Swing Line Loans.

(a) Swing Line Facility. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.04, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower in Dollars from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed the lesser of FIFTY MILLION DOLLARS ($50,000,000) and the Aggregate Revolving Committed Amount (such lesser amount, the “Swing Line Sublimit”) at any time outstanding, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans and L/C Obligations of the Swing Line Lender in its capacity as a Revolving Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment; provided that after giving effect to any Swing Line Loan, (i) with regard to the Revolving Lenders collectivity, the Total Revolving Outstandings shall not exceed the Aggregate Revolving Committed Amount, and (ii) with regard to each Revolving Lender individually (other than the Swing Line Lender), such Revolving Lender’s Revolving Exposure shall not exceed such Revolving Lender’s Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone or a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum principal amount of $250,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of Swing Line Loans (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower. The Swing Line Lender shall not be under any obligation to make a Swing Line Loan if any Lender is at such time a Defaulting Lender, whether on account of a failure to fund its obligations under Section 2.04(c) or otherwise, unless such Lender shall have provided Adequate Assurance.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests and authorizes the Swing Line Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, the unutilized portion of the Aggregate Revolving Committed Amount or the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Borrowing of Revolving Loans in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive, absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) non-compliance with the conditions set forth in Section 5.02 or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such purchase or funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Lenders under this clause shall survive the Facility Termination Date and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Revolving Loans that are Base Rate Loans or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.05 Prepayments.

(a) Voluntary Prepayments. Voluntary prepayments may be made on any Loans hereunder selected by the Borrower on a pro rata basis to the Lenders in accordance with their respective interests therein and at par without premium or penalty (except, in the case of Loans other than Base Rate Loans, amounts payable pursuant to Section 3.05); provided that: (i)(A) in the case of Loans other than Swing Line Loans, (1) notice thereof must be received by 11:00 a.m. by the Administrative Agent at least two Business Days prior to the date of prepayment, in the case of Term SOFR Loans and (2) on the date of prepayment, in the case of Base Rate Loans, and (B) any such prepayment shall be a minimum principal amount of (1) $5,000,000 and integral multiples of $1,000,000 in excess thereof, in the case of Term SOFR Loans and (2) $1,000,000 and integral multiples of $500,000 in excess thereof, in the case of Base Rate Loans, or, in each case, the entire remaining principal amount thereof, if less; and (ii) in the case of Swing Line Loans, (A) notice thereof must be received by the Swing Line Lender by 1:00 p.m. on the date of prepayment (with a copy to the Administrative Agent), and (B) any such prepayment shall be in the same minimum principal amounts as for advances thereof (or any lesser amount that may be acceptable to the Swing Line Lender).

All such notices must be in a form acceptable to the Administrative Agent and each such notice of voluntary prepayment hereunder shall be irrevocable and shall specify the date and amount of prepayment and the Loans and Types of Loans that are being prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans; provided that the Borrower may rescind any notice of voluntary prepayment hereunder if such prepayment would have resulted from a refinancing of all of the Loans and the Aggregate Commitments, and such refinancing shall not have been consummated or shall otherwise have been delayed. The Administrative Agent will give prompt notice to the applicable Lenders of any prepayment on the Loans and the Lender’s interest therein. Prepayments of Term SOFR Loans hereunder shall be accompanied by accrued interest on the amount prepaid and breakage amounts, if any, under Section 3.05.

(b) Mandatory Prepayments.

(i) Revolving Commitments. If at any time (A) the Total Revolving Outstandings shall exceed the Aggregate Revolving Committed Amount, (B) the Outstanding Amount of L/C Obligations shall exceed the Letter of Credit Sublimit, or (C) the Outstanding Amount of Swing Line Loans shall exceed the Swing Line Sublimit, the Borrower shall immediately prepay the Total Revolving Outstandings and/or Cash Collateralize L/C Obligations in an amount equal to such excess; provided that except with respect to clauses (A) and (C) above, L/C Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swing Line Loans have been paid in full.

(ii) Dispositions. The Borrower shall make prepayment of the Term Loans within five Business Days following receipt of Net Cash Proceeds required to be prepaid pursuant to the provisions hereof in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Disposition (other than the Campus Sale and Leaseback Transaction and the Campus Adjacent Land Sale) or Involuntary Disposition by the Borrower or any of its Subsidiaries, to the extent (A) such proceeds are not reinvested in properties or assets within fifteen months of the date of such Disposition or Involuntary Disposition (or, if the Borrower or any of its Subsidiaries enters into a commitment to reinvest such Net Cash Proceeds within fifteen months of the date of such Disposition or Involuntary Disposition, within fifteen months of the date of such commitment) and (B) the aggregate amount of such proceeds that are not reinvested (or committed to be reinvested) in accordance with clause (A) hereof (or otherwise not used to make a prepayment in accordance with this clause (ii)) exceeds $25,000,000 in any fiscal year.

(iii) Debt Transactions. The Borrower shall make prepayment of the Term Loans immediately in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any Subsidiary in connection with any Debt Transaction.

(c) Application of Prepayments. Within each Loan, prepayments will be applied first to Base Rate Loans, then to Term SOFR Loans in direct order of Interest Period maturities. In addition:

(i) Voluntary Prepayments. Voluntary prepayments under Section 2.05(a) shall be applied to such Loans and to such installments of such Loans as specified by the Borrower.

(ii) Mandatory Prepayments.

(A) Mandatory prepayments under Section 2.05(b)(i) in respect of the Revolving Commitments will be to the Administrative Agent for application to the Revolving Obligations (without a permanent reduction in commitments thereunder).

(B) Mandatory prepayments under Section 2.05(b)(ii) in respect of Dispositions and Involuntary Dispositions and Section 2.05(b)(iii) in respect of Debt Transactions will be applied ratably to the Term Loans until paid in full. Amounts applied on the Term Loans will be applied pro rata to remaining principal amortization installments thereof.

(iii) General. Prepayments on the Revolving Obligations will be made first to the Revolving Loans and Swing Line Loans until paid in full, and then to cash collateral for the L/C Obligations. Except in the case of a Defaulting Lender where such Defaulting Lender’s share will be held as provided in Section 2.15(a), prepayments on any Loan hereunder will be made to the Lenders ratably in accordance with their respective interests therein.

(iv) Prepayment Account. If the Borrower is required to make a mandatory prepayment of Term SOFR Loans under this Section 2.05(b), so long as no Event of Default exists, the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Term SOFR Loans and shall be applied to the prepayment of the applicable Term SOFR Loans at the end of the current Interest Periods applicable thereto or, sooner, at the election of the Administrative

Agent, upon the occurrence of an Event of Default. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing on or prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Term SOFR Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

Section 2.06 Termination or Reduction of Aggregate Revolving Committed Amount.

The Aggregate Revolving Committed Amount may be permanently reduced in whole or in part by notice from the Borrower to the Administrative Agent; provided that (a) any such notice thereof must be received by 11:00 a.m. at least three Business Days prior to the date of reduction or termination and any such reduction or termination shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Aggregate Revolving Committed Amount), and (b) the Aggregate Revolving Committed Amount may not be reduced to an amount less than the Total Revolving Outstandings. The Administrative Agent will give prompt notice to the Revolving Lenders of any such reduction in Aggregate Revolving Committed Amount. Any reduction of the Aggregate Revolving Committed Amount shall be applied to the Revolving Commitments of the Revolving Lenders ratably in accordance with their respective interests therein, except as provided in Section 2.15. All commitment or other fees accrued until the effective date of any termination of the Aggregate Revolving Committed Amount shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Revolving Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) within one Business Day of demand by the Swing Line Lender and (ii) the Revolving Maturity Date.

(c) Term A Loans. The outstanding principal amount of the Term A Loans (including any Incremental Add-on Term Loans related to the Term A Loans) shall be repayable in consecutive quarterly installments on the last day of each calendar quarter, beginning on March 31, 2024, and ending on the Term A Loan Maturity Date. Prior to the Term A Loan Maturity Date, each quarterly installment shall be an amount equal to 1.25% of the sum of (i) the original principal amount of the Term A Loans outstanding on the Closing Date, plus (ii) the original principal amount of any Incremental Add-on Term Loans related to the Term A Loans that are advanced pursuant to Section 2.01(c), with the balance due on the Term A Loan Maturity Date.

(d) Incremental Term Loans. The outstanding principal amount of the Incremental Term Loans under each Incremental Term Loan Facility (including any Incremental Add-on Term Loans related to such Incremental Term Loans) shall be repayable pursuant to the documentation governing such Incremental Term Loan Facility.

Section 2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the sum of (A) the Term SOFR for such Interest Period, plus (B) the Applicable

Rate for Term SOFR Loans; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans; and (iii) unless otherwise mutually agreed between the Borrower and the Swing Line Lender, each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such overdue amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09 Fees.

In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Pro Rata Share, a commitment fee (the “Commitment Fee”) in Dollars equal to the product of (i) the Applicable Rate times (ii) the actual daily amount by which the Aggregate Revolving Committed Amount exceeds the sum of (A) the Outstanding Amount of Revolving Loans, plus (B) the Outstanding Amount of L/C Obligations. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Section 5.02 is not met, and shall be (1) computed on a quarterly basis in arrears and (2) due and payable on the fifth (5th) Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Maturity Date. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of clarification, Swing Line Loans shall not be considered outstanding for purposes of determining the unused portion of the Aggregate Revolving Committed Amount. Notwithstanding anything to the contrary contained herein Defaulting Lenders shall not be entitled to the Commitment Fee as provided in Section 2.15.

(b) Fee Letter. The Borrower shall pay to the Administrative Agent, for its own account, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

Section 2.10 Computation of Interest and Fees.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders and/or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This subsection shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i), 2.08(b), 2.09 or under Article IX. The Borrower’s obligations under this subsection shall survive the Facility Termination Date and the termination of this Agreement.

Section 2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive, absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon any Lender’s request, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such promissory note shall be (i) in the case of Revolving Loans, in the form of Exhibit C-1 (a “Revolving Note”), (ii) in the case of Swing Line Loans, in the form of Exhibit C-2 (a “Swing Line Note”), and (iii) in the case of any Term Loan, in the form of Exhibit C-3 (each promissory note evidencing a Term Loan, a “Term Loan Note”). Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its pro rata share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Section 5.02 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.13 Sharing of Payments by Lenders.

If any Lender shall, by exercising any right of setoff pursuant to Section 11.08 or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that (1) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in this Agreement, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.14 Cash Collateral.

(a) Certain Credit Support Events. If (i) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 9.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all Cash Collateral provided pursuant to this Agreement (including any deposit accounts holding such Cash Collateral), and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Collateral Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.05, 2.15 or 9.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the date excess Cash Collateral exists; provided that (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender shall not be entitled to vote or participate in amendments, waivers or consents hereunder or in respect of the other Loan Documents, except as expressly provided in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A Loan Lenders” and Section 11.01;

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.

(C) With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata share (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that such reallocation does not cause any Non-Defaulting Lender’s Revolving Exposure to exceed its Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and

(y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.

(vi) Replacement. The Defaulting Lender may be replaced and its interests assigned as provided in Section 11.13.

(vii) Termination of Commitments. So long as no Event of Default shall exist immediately before or immediately after giving effect thereto, the Borrower may, with the consent of the Administrative Agent, in its discretion, elect to terminate the commitments of the Defaulting Lender, and repay its share of outstanding Loans (and reallocate its participation interests in L/C Obligations and Swing Line Loans), on a non-pro rata basis.

(b) Defaulting Lender Cure. If the Borrower (so long as no Default or Event of Default exists), the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their pro rata share (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.16 ESG Amendment.

(a) After the Closing Date, the Borrower, in consultation with the Sustainability Coordinators and the Administrative Agent, shall be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Borrower and its Subsidiaries. The Administrative Agent and the Borrower may amend this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, and any such amendment shall become effective upon receipt by the Administrative Agent of the consent of the Required Lenders. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Rate Adjustments”) to the Applicable Rate otherwise applicable will be made; provided that the amount of the ESG Applicable Rate Adjustments shall not exceed (A) in the case of the Applicable Rate for the Commitment Fee, an increase and/or decrease of 0.01%, and (B) in the case of the Applicable Rate for the Revolving Obligations, the Term A Loans (including any Incremental Add-on Term Loans related to the Term A Loans) and, if agreed by the Incremental Term Loan Lenders providing any Incremental Term Loans, such Incremental Term Loans, an increase and/or decrease of 0.05%; provided, further, that in no event shall the Applicable Rate be less than zero. The KPIs, the Borrower’s performance against the KPIs, and any related ESG Applicable Rate Adjustments resulting therefrom, will require, among other things, reporting and validation of the measurement of the KPIs, and will be determined based on certain certificates, reports and other documents, in each case, setting forth the calculation and measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published from time to time by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading

Association) and to be mutually agreed among the Borrower, the Administrative Agent and the Sustainability Coordinators.

(b) Following the effectiveness of an ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Lenders so long as such modification does not have the effect of reducing the Applicable Rate to a level not otherwise permitted by Section 2.16(a).

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Loan Parties or the Administrative Agent, as applicable) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Loan Party or the Administrative Agent shall be required by the Internal Revenue Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Internal Revenue Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnification.

(i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive, absent manifest error. Each of the Loan Parties shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.

(ii) Each Lender and the L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the L/C Issuer (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or the L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive, absent manifest error. Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver (or cause the applicable Loan Party to deliver) to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, if the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed copies of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal

Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If any Recipient determines, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this

Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. At the request of the applicable Loan Party, the Recipient shall take reasonable efforts to pursue any refund of Taxes withheld or deducted from funds paid for the account such Recipient, so long as such Recipient determines, in its sole discretion, that such efforts would not result in any additional costs, expense or risks or be otherwise disadvantageous to it. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent and the Collateral Agent, or any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the Facility Termination Date and the termination of this Agreement.

Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case, until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR or Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

Section 3.03 Inability to Determine Rates.

(a) If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (1) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.03(a)(ii), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (x) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (y) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Periods.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining one month and three month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate shall no longer be made available, or permitted to be used for determining the interest rate of Dollar-denominated syndicated loans, or shall or will otherwise cease; provided that at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month and three month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); or

then, on a date and time determined by the Administrative Agent (any such date, a “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR, plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (a) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (b) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then-current Successor Rate in accordance with this Section 3.03(b) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, such Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03(b), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

Section 3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in Section 3.04(a) or Section 3.04(b) and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) General Policy. Notwithstanding any other provision of this Section, no Lender or L/C Issuer shall demand compensation for any increased cost or reduction pursuant to this Section if it shall not at the time be the general policy and practice of such Lender or L/C Issuer to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

Section 3.05 Compensation for Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Term SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term SOFR Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including. any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.06 Mitigation of Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, promptly use reasonable efforts to promptly designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or the L/C Issuer, as applicable, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

Section 3.07 Survival.

All of the Loan Parties’ obligations under this Article III shall survive the resignation of the Administrative Agent and the Collateral Agent, the Facility Termination Date and the termination of this Agreement.

ARTICLE IV.

GUARANTY

Section 4.01 The Guaranty.

(a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and each of the other holders of the Obligations as hereinafter provided, the prompt payment of the Obligations (the “Guaranteed Obligations”) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, any Secured Swap Contracts, any Secured Treasury Management Agreements, any Secured Bi-Lateral Letters of Credit or the other documents relating to the Guaranteed Obligations, (i) the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law and (ii) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor.

Section 4.02 Obligations Unconditional.

The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, validity, or enforceability of any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Guaranteed Obligations have been paid in full and the commitments relating thereto have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein, shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein, shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

(d) any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Guaranteed Obligations as security for any of the Guaranteed Obligations shall fail to attach or be perfected.

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any other holder of the Guaranteed Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 4.03 Reinstatement.

The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each other holder of the Guaranteed Obligations on demand for all reasonable costs and expenses (including fees, charges and disbursements of any law firm or other counsel) incurred by the Administrative Agent or any other such holder of Guaranteed Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.04 Certain Additional Waivers.

Each Guarantor acknowledges and agrees that (a) the guaranty given hereby may be enforced without the necessity of resorting to or otherwise exhausting remedies in respect of any other security or collateral interests, and without the necessity at any time of having to take recourse against the Borrower hereunder or against any collateral securing the Guaranteed Obligations or otherwise, (b) it will not assert any right to require the action first be taken against the Borrower or any other Person (including any co-guarantor) or pursuit of any other remedy or enforcement any other right and (c) nothing contained herein shall prevent or limit action being taken against the Borrower hereunder, under the other Loan Documents or the other documents and agreements relating to the Guaranteed Obligations or from foreclosing on any security or collateral interests relating hereto or thereto, or from exercising any other rights or remedies available in respect thereof, if neither the Borrower nor the Guarantors shall timely perform their obligations, and the exercise of any such rights and completion of any such foreclosure proceedings shall not constitute a discharge of the Guarantors’ obligations hereunder unless as a result thereof, the Guaranteed Obligations shall have been paid in full and the commitments relating thereto shall have expired or been terminated, it being the purpose and intent that the Guarantors’ obligations hereunder be absolute, irrevocable, independent and unconditional under all circumstances.

Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

Section 4.05 Remedies.

The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the other holders of the Guaranteed Obligations, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Guaranteed Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 4.06 Rights of Contribution.

The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Guaranteed Obligations have been paid in full and the Commitments have terminated.

Section 4.07 Guarantee of Payment; Continuing Guarantee.

The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 4.08 Keepwell.

Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty in this Article IV by any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article IV, or otherwise under this Agreement, voidable under applicable Debtor Relief Laws, and not for any greater amount). The obligations and undertakings of each applicable Loan Party under this Section shall remain in full force and effect until the Guaranteed Obligations have been paid in full and the commitments relating thereto have expired or terminated. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE V.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 5.01 Conditions to Initial Credit Extension. The effectiveness of this Agreement and the obligation of each Lender and the L/C Issuer to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Loan Documents. Receipt by the Administrative Agent of executed counterparts of this Agreement, any Notes requested by any Lender, the Security Agreement, the Domestic Pledge Agreement and the Canadian Pledge Agreement, each properly executed by a Responsible Officer of the signing Loan Party and, in the case of this Agreement, by each Lender and the L/C Issuer.

(b) Opinions of Counsel. Receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and dated as of the Closing Date, and in form and substance reasonably satisfactory to the Administrative Agent.

(c) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, and in good standing in its state of organization or formation.

(d) Perfection and Priority of Liens. Receipt by the Administrative Agent of the following for each Loan Party: (i) completion of searches for Uniform Commercial Code filings in the jurisdiction of organization or formation and for confirmation of ownership and filings in respect of intellectual property in the records of the United States Copyright Office and the United States Patent and Trademark Office; (ii) the confirmation or filing of financing statements under the Uniform Commercial Code in appropriate jurisdictions to perfect security interests in the personal property collateral and of notices and filings with the United States Copyright Office and the United States Patent and Trademark Office to perfect security interests in intellectual property; and (iii) receipt by the Collateral Agent of the original certificates evidencing certificated Capital Stock (including those evidencing Material First-Tier Foreign Subsidiaries) pledged as collateral to secure the loans and obligations hereunder, together with undated stock powers executed in blank.

(e) Evidence of Insurance. Receipt by the Administrative Agent of certificates of insurance of the Loan Parties evidencing general liability and property insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Collateral Agent as additional insured (in the case of general liability insurance) or lender’s loss payee for claims in excess of $10,000,000 (in the case of property insurance) on behalf of the holders of the Obligations.

(f) Closing Certificate. Receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower certifying that, on the Closing Date, immediately before and immediately after giving effect to the initial Loans and Credit Extensions and the transactions contemplated in connection therewith, (i) the representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or in all respects, if already qualified by materiality) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if already qualified by materiality) as of such earlier date, (ii) no Default shall exist, and (iii) the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(g) Existing Credit Agreement. The Borrower shall have (i) paid all accrued and unpaid interest on the loans outstanding under the Existing Credit Agreement to the Closing Date, (ii) paid all accrued fees owing to the lenders under the Existing Credit Agreement to the Closing Date, and (iii) repaid in full all loans outstanding under the Existing Credit Agreement (it being understood and agreed that, to the extent agreed among the Borrower, the Administrative Agent and the applicable Lenders, the repayment in full of the existing loans outstanding under the Existing Credit Agreement may occur by virtue of a rolling on the Closing Date of such existing outstanding loans under the Existing Credit Agreement into Loans hereunder and a reallocation thereof (to the extent necessary) among the applicable Lenders on the Closing Date).

(h) KYC; Beneficial Ownership Certifications. At least five (5) Business Days prior to the Closing Date, (i) the Administrative Agent and each Lender shall have received all documentation and other information about the Loan Parties as has been reasonably requested by the Administrative Agent or such Lender that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered to the Administrative Agent and each Lender requesting the same, a Beneficial Ownership Certification in relation to the Borrower.

(i) Fees. Receipt by the Administrative Agent of any fees required to be paid on or before the Closing Date to BofA Securities, the Administrative Agent or the Lenders.

(j) Expenses. Unless waived by the Administrative Agent, the Borrower shall have paid (or caused to have paid) all expenses of the Administrative Agent required to be reimbursed by the Loan

Parties, including the reasonable and documented fees, charges and disbursements of legal counsel to the Administrative Agent (directly to each such counsel if requested by the Administrative Agent), to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements of such legal counsel as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts among the Loan Parties and the Administrative Agent).

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 5.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects, if already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if already qualified by materiality) as of such earlier date.

(b) No Default shall exist, or would result from such proposed Credit Extension.

(c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent and the Lenders that:

Section 6.01 Existence, Qualification and Power. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including Regulation U or Regulation X issued by the FRB); except in each case referred to in clause (b) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents, or (c) where the failure to obtain or make the same could not reasonably be expected to have a Material Adverse Effect.

Section 6.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, commitments and Indebtedness, to the extent required to be shown thereon under GAAP.

(b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2022, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter of the Borrower and its Subsidiaries (the “Interim Financial Statements”) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments.

(c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by the Borrower or any Subsidiary, or any Involuntary Disposition, of any material part of the business or Properties of the Borrower and its Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Administrative Agent on or prior to the Closing Date.

(d) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Section 6.06 Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Loan Parties, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that could reasonably be expected to have a Material Adverse Effect.

Section 6.07 No Default.

(a) Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

Section 6.08 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

Section 6.09 Environmental Compliance. Except as could not reasonably be expected to have a Material Adverse Effect:

(a) Each of the Facilities and all operations at the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses that could give rise to liability under any applicable Environmental Laws.

(b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of Environmental Laws.

(c) Neither the Borrower nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf the Borrower or any Subsidiary in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officers of the Loan Parties, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Facilities or the Businesses.

(f) There has been no release or, threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including disposal) of the Borrower or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

Section 6.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies which may be Insurance Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. The insurance coverage of the Loan Parties as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 6.10.

Section 6.11 Taxes. The Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

Section 6.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws, except non-compliance that has not resulted or could not reasonably be expected to result in a Material Adverse Effect. Each Pension Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification and has resulted or could reasonably be expected to result in a Material Adverse Effect. Each Loan Party and each ERISA Affiliate have timely made all required contributions to each Pension Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred since the Closing Date or is reasonably expected to occur which has resulted or could reasonably be expected to result in a Material Adverse Effect; (ii) no Loan

Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(d) The Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement.

Section 6.13 Subsidiaries. Set forth on Schedule 6.13 is a complete and accurate list as of the Closing Date of each Subsidiary, together with (a) jurisdiction of organization, (b) with respect to the Loan Parties only, the number of shares of each class of Capital Stock outstanding, (c) percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (d) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Subsidiary is validly issued, fully paid and non‑assessable.

Section 6.14 Margin Regulations; Investment Company Act.

(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Not more than 25% of the value of the assets of the Borrower and its Subsidiaries are comprised of margin stock.

(b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 6.15 Disclosure.

The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.

Section 6.16 Compliance with Laws; OFAC; Patriot Act, Etc.

(a) The Borrower and each of its Subsidiaries is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirements of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Neither the Borrower nor any of its Subsidiaries, nor to the knowledge of the Borrower and the other Loan Parties, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by, any individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(c) The Borrower and each of its Subsidiaries, and their Affiliates, officers and directors, have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(d) Each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.

(e) Neither the Borrower nor any of the other Loan Parties is an Affected Financial Institution.

(f) Neither the Borrower nor any of the other Loan Parties is a Covered Entity.

Section 6.17 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that, to the knowledge of the Responsible Officers of the Loan Parties, are reasonably necessary for the operation of their respective businesses. Set forth on Schedule 6.17 is a list of all material IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Closing Date. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Loan Party know of any such claim, and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by the Borrower or any Subsidiary or the granting of a right or a license in respect of any IP Rights from the Borrower or any Subsidiary does not infringe on the rights of any Person. As of the Closing Date, none of the material IP Rights owned by any of the Loan Parties is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.17.

Section 6.18 Solvency. The Loan Parties are Solvent on a consolidated basis.

Section 6.19 Perfection of Security Interests in the Collateral.

(a) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal and valid security interest in the Collateral identified therein, and, when Uniform Commercial Code financing statements (or other appropriate notices) in appropriate form are duly filed at the office of the secretary of state of the jurisdiction of incorporation or organization of each Loan Party, the Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case prior and superior in right to any other Lien other than Permitted Liens to the extent such security interest can be perfected by filing under the Uniform Commercial Code.

(b) Each of the Pledge Agreements is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the secured obligations identified therein, a legal and valid security interest in the Collateral identified therein, and each such Pledge Agreement shall create a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Lien (subject to Permitted Liens) (i) with respect to any such Collateral that is a “security” (as such term is defined in the Uniform Commercial Code) and is evidenced by a certificate, when such Collateral is delivered to the Collateral Agent with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the Uniform Commercial Code) but is not evidenced by a certificate, when Uniform Commercial Code financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor or when “control” (as such term is defined in the Uniform Commercial Code) is established by the Collateral Agent over such interests in accordance with the provision of Section 8-106 of the Uniform Commercial Code, or any successor provision, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the Uniform Commercial Code), when Uniform Commercial Code financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the pledgor to the extent such security interest can be perfected by filing under the Uniform Commercial Code.

Section 6.20 Business Locations.

(a) Set forth on (i) Schedule 6.20(a)(i) is the exact legal name, jurisdiction of organization, chief executive office and organizational identification number of each Loan Party as of the Closing Date and (ii) Schedule 6.20(a)(ii) is a true, correct and complete list of the real properties owned as of the Closing Date by the Borrower or any Material Domestic Subsidiary with an individual net book value in excess of $5,000,000.

(b) Except as set forth on Schedule 6.20(b), no Loan Party has during the four (4) months preceding the Closing Date (i) changed its legal name, (ii) changed its state of organization, or (iii) been party to a merger, consolidation or other change in structure.

Section 6.21 Labor Matters. Except as set forth on Schedule 6.21, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any Subsidiary as of the Closing Date. Neither the Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that could reasonably be expected to have a Material Adverse Effect.

ARTICLE VII.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations for which no claim has been asserted under the Loan Documents) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall and shall cause each Subsidiary (except in the case of the covenants set forth in Sections 7.01, 7.02, and 7.03) to:

Section 7.01 Financial Statements.

Deliver to the Administrative Agent (for further distribution to each Lender):

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2022, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of KPMG LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, commencing with the fiscal quarter ending March 31, 2023, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 7.02(d), the Borrower shall not be separately required to furnish such information under Section 7.01(a) or Section 7.01(b), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Section 7.01(a) and Section 7.01(b) at the times specified therein.

Section 7.02 Certificates; Other Information. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication, including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) beginning with the fiscal year ending December 31, 2023, an annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, pro forma financial statements for the fiscal year, when and as available, but in any event within ninety (90) days after the beginning of the fiscal year;

(c) promptly after any request by the Administrative Agent or any Lender through the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or to a holder of any Indebtedness owed by the Borrower or any Subsidiary in its capacity as such a holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters;

(e) promptly after any reasonable request of the Administrative Agent, a listing of (i) all applications, if any, for material Copyrights, Patents or Trademarks (each such term as defined in the Security Agreement) made by any Loan Party and (ii) all issuances of registrations or letters on existing applications for material Copyrights, Patents and Trademarks (each such term as defined in the Security Agreement) received by any Loan Party, in each case, after the Closing Date or any such later request by the Administrative Agent;

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

(g) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements and anti-money-laundering rules and regulations, including, the Patriot Act and the Beneficial Ownership Regulation; and

(h) to the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 11.02, (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third‑party website or whether sponsored by the Administrative Agent), or (iii) on which such documents are filed with the SEC on EDGAR. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and, to the extent otherwise delivered by the Borrower in accordance with the provisions of this paragraph, the Borrower shall not have an obligation to deliver paper copies of the documents referred to above.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor,” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”

Section 7.03 Notices.

(a) Promptly (and in any event, within two Business Days) after a Responsible Officer of any Loan Party shall have become aware, notify the Administrative Agent (for further notification to each Lender) of the occurrence of any Default.

(b) Promptly notify the Administrative Agent (for further notification to each Lender) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Promptly notify the Administrative Agent (for further notification to each Lender) of the occurrence of any ERISA Event.

(d) Promptly notify the Administrative Agent (for further notification to each Lender) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

(e) Promptly notify the Administrative Agent (for further notification to each Lender) of any change in the Corporate Ratings or the fact that such ratings are no longer being publicly announced by S&P or Moody’s (and, for the avoidance of doubt, it being understood and agreed that the Borrower shall have no obligation to maintain such Corporate Ratings).

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 7.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; except in each case to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05.

(b) Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(d) Preserve or renew all of its material registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Section 7.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Use, in all material respects, the standard of care typical in the industry in the operation and maintenance of its Facilities.

Section 7.07 Maintenance of Insurance.

(a) Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies which may be Insurance Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operate.

(b) Cause the Collateral Agent to be named as lender’s loss payee, with respect to property insurance, and as additional insured, with respect to general liability insurance.

Section 7.08 Compliance with Laws.

(a) Comply with the requirements of all Laws and orders, writs, injunctions and decrees applicable to it and to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

(c) Conduct its business in compliance with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such Sanctions.

Section 7.09 Books and Records.

(a) Maintain, in all material respects, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

Section 7.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom (it being understood and agreed that to the extent any such records constitute Information, they shall be treated as set forth in Section 11.07), and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower.

Section 7.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to refinance existing indebtedness, including indebtedness under the Existing Credit Agreement and (b) to finance working capital, capital expenditures and other lawful corporate purposes; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

Section 7.12 Additional Subsidiaries.

(a) Material Domestic Subsidiaries. Cause each wholly-owned Material Domestic Subsidiary to become a Guarantor hereunder promptly, but in any event within forty-five (45) days of the Subsidiary becoming a Material Domestic Subsidiary (or such later date as may be agreed by the Administrative Agent in its sole discretion), by execution and delivery of a Guaranty Joinder Agreement or such other documents as the Administrative Agent may deem appropriate for such purpose, together with execution and delivery of a Collateral Joinder Agreement, certified copies of resolutions and Organization Documents and favorable opinions of counsel (including, among other things, due authorization, execution, delivery, and enforceability of the Guaranty Joinder Agreement, the Collateral Joinder Agreement and related documents), all in form, scope and substance reasonably satisfactory to the Administrative Agent.

(b) Other Domestic Subsidiaries. Cause each Domestic Subsidiary that gives a Guarantee in respect of any Public Notes to become a Guarantor hereunder promptly, but within thirty (30) days of the Subsidiary giving such a Guarantee (or such later date as may be agreed by the Administrative Agent in its sole discretion), by execution and delivery of a Guaranty Joinder Agreement or such other documents as the Administrative Agent may deem appropriate for such purpose, together with certified copies of resolutions and Organization Documents and favorable opinions of counsel (including, among other things, due authorization, execution, delivery, and enforceability of the Guaranty Joinder Agreement and related documents), all in form, scope and substance reasonably satisfactory to the Administrative Agent.

Section 7.13 ERISA Compliance.

Cause, and cause each of its ERISA Affiliates to cause, each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification, and make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code, except where the failure to do so would not result in a Material Adverse Effect.

Section 7.14 Pledged Assets.

(a) Capital Stock of Material Domestic Subsidiaries. Promptly, but in any event within forty-five (45) days of the formation or acquisition thereof (or such longer period of time as is agreed by the Administrative Agent in its sole discretion), (i) pledge all of the issued and outstanding Capital Stock of each Material Domestic Subsidiary (other than an Excluded Subsidiary) owned by each Loan Party, in each case pursuant to a Pledge Agreement or Collateral Joinder Agreement reasonably acceptable to the Administrative Agent, and (ii) in connection therewith, deliver such filings and deliveries necessary or appropriate to perfect the security interests therein, and opinions of counsel relating thereto, all in form, scope and substance reasonably satisfactory to the Administrative Agent.

(b) Capital Stock of Material First-Tier Foreign Subsidiaries. Promptly, but in any event within ninety (90) days of such Subsidiary becoming a Material First-Tier Foreign Subsidiary or a Material Excluded Subsidiary (or such longer period of time as is agreed by the Administrative Agent in its sole discretion), (i) pledge all of the issued and outstanding Capital Stock of each Material First-Tier Foreign Subsidiary and each Material Excluded Subsidiary , in each case owned by each Loan Party (but limited, in the case of voting Capital Stock, to 65% of the issued and outstanding voting Capital Stock), pursuant to a Pledge Agreement or Collateral Joinder Agreement reasonably acceptable to the Administrative Agent, and (ii) in connection therewith, deliver such filings and deliveries necessary or appropriate to perfect the security interests therein, and opinions of counsel (including, among other things, opinions regarding execution, notarization and recordation of local pledge agreements, parallel debt agreements and such other acts necessary or appropriate to give effect to the pledge under local law) relating thereto, all in form, scope and substance reasonably satisfactory to the Administrative Agent; provided that in each such case the Administrative Agent will, in consultation with the Borrower, do an analysis of the relative benefits associated with the prospective pledge and where, in its reasonable discretion, the Administrative Agent shall make a determination, taking into account local custom and practice, that the costs, circumstances and requirements under local law associated with the pledge out-weigh the relative benefits of the pledge, then in any such case local pledge agreements (and related local law requirements) will not be required.

(c) Domestic Personal Property. Promptly, but in any event within thirty (30) days (or such longer period of time as is agreed by the Administrative Agent in its sole discretion) of any wholly-owned Material Domestic Subsidiary becoming a Guarantor hereunder, grant a security interest in all of each such Loan Party’s personal property (other than Excluded Property), and, in connection with any grant of security interest, deliver to the Administrative Agent (i) a security agreement or Collateral Joinder Agreement in form and substance reasonably satisfactory to the Administrative Agent, (ii) notices of grant of security interest in respect of material intellectual property with the United States Copyright Office or the United States Patent and Trademark Office reasonably satisfactory to the Administrative Agent, (iii) such opinions of counsel as the Administrative Agent may deem necessary or appropriate, in form and substance reasonably satisfactory to the Administrative Agent, (iv) evidence of property insurance (consistent with the requirements for insurance hereunder) showing the Collateral Agent as lender’s loss payee (if insurance is provided by a commercial insurer), and (v) such other filings and deliveries as may be necessary or appropriate as determined by the Administrative Agent in its reasonable discretion.

(d) Scope of Secured Obligations. Subject to Section 9.03, the security interests granted under this Section 7.14 will ratably secure the Obligations.

(e) Release of Collateral Interests. At the Borrower’s request upon attainment by the Borrower of Corporate Ratings of BBB- (stable) or better by S&P and Baa3 (stable) or better by Moody’s, and for so long as such Corporate Ratings shall be maintained, the foregoing liens and security interests on the Collateral required by this Section shall be released, all Liens on all other Collateral under any of the Loan Documents (including the Collateral Documents) shall be released, the Collateral Documents shall be terminated and the collateral pledge requirements of this Section shall no longer be in effect; provided that should the Borrower fail to maintain the Corporate Ratings provided above, the collateral pledge provisions of the this Section shall be reinstated and the Borrower and the other Loan Parties will take prompt action to reestablish and promptly provide the pledges, liens and security interests required by this Section as soon as practicable, but in any event, within 45 days for reestablishment of the pledges and security interests for the personal property collateral (or such longer period of time as is agreed by the Administrative Agent in its sole discretion), including execution or reaffirmation of the Collateral Documents relating thereto, together with certified copies of resolutions and Organization Documents, favorable opinions of counsel (including, among other things, due authorization, execution, delivery, and enforceability of the Collateral Documents), all in form, scope and substance reasonably satisfactory to the Administrative Agent, and related deliveries relating thereto.

Section 7.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s Property to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the holders of the Obligations the rights granted or now or hereafter intended to be granted to the holders of the Obligations under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party.

ARTICLE VIII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations for which no claim has been asserted under the Loan Documents) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

Section 8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) (i) Liens pursuant to any Loan Document, including Liens on cash collateral and other Adequate Assurance pledged to the L/C Issuer and the Swing Line Lender to secure obligations of Defaulting Lenders as provided in Section 2.15; and (ii) Liens securing Incremental Equivalent Debt permitted pursuant to Section 8.03(a)(ii);

(b) Liens existing on the Closing Date and listed on Schedule 8.01, and any renewals or extensions thereof so long as the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.03(b);

(c) Liens for taxes, assessments or governmental charges or levies that are not yet due for a period of more than thirty (30) days and are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business,

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, and (ii) pledges and deposits of cash in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person, taken as a whole;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) that do not result in an Event of Default under Section 9.01(h);

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the Property subject to such Lien and (iii) such Liens attach to such Property concurrently with or within two hundred seventy (270) days after the acquisition, construction, replacement, repair or improvement thereof;

(j) leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries, taken as a whole;

(k) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by the Borrower or any Subsidiary in the ordinary course of business;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 8.02;

(m) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n) Liens (i) of a collection bank arising under Section 4‑210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of setoff) and which are within the general parameters customary in the banking industry;

(o) Liens (i) of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses and (ii) on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q) Liens on property or assets acquired in connection with a Permitted Acquisition; provided that (i) the indebtedness secured by such Liens is permitted under Section 8.03, and (ii) the Liens are not incurred in connection with, or in contemplation or anticipation of, the acquisition and do not attach or extend to any other property or assets;

(r) Liens on Securitization Receivables sold, contributed, financed or otherwise conveyed or pledged in connection with a Securitization Transaction permitted pursuant to Section 8.03(k);

(s) Liens securing Indebtedness or other obligations of (i) any Subsidiary in favor of any Loan Party and (ii) any Subsidiary that is not a Loan Party in favor of any other Subsidiary; provided that any such Lien shall be expressly junior in priority to the Liens granted to the secure the Obligations and all documentation therefor shall be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent;

(t) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Subsidiary in the ordinary course of business;

(u) Liens reasonable and customary in connection with initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(v) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of

Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Subsidiaries in the ordinary course of business;

(w) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x) ground leases or subleases, licenses or sublicenses in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(y) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings (or equivalent filings, registrations or agreements in foreign jurisdictions);

(z) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(aa) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Subsidiaries, taken as a whole;

(bb) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 8.02 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 8.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(cc) Liens arising in the ordinary course of business to secure accounts payable or similar trade obligations of the Borrower or any Subsidiary not constituting Indebtedness;

(dd) Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Capital Stock and Capital Stock Equivalents of any joint venture or similar agreement pursuant to any joint venture or similar arrangement or (ii) any encumbrance or restriction imposed under any contract for the sale by the Borrower or any Subsidiary of the Capital Stock and Capital Stock Equivalents of any Subsidiary, or any business unit or division of the Borrower or any Subsidiary permitted under this Agreement; provided that in each case such Liens shall extend only to the relevant Capital Stock and Capital Stock Equivalents;

(ee) the modification, replacement, renewal or extension of any Lien permitted of this Section 8.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 8.03(e), and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 8.03;

(ff) liens on property of Foreign Subsidiaries of the Borrower securing Indebtedness of Foreign Subsidiaries permitted under Sections 8.03(t) and (u); and

(gg) other Liens not described above; provided that such Liens do not secure obligations in an aggregate principal amount at any one time outstanding in excess of an amount equal to the greater of (i) five percent (5%) of Consolidated Total Assets and (ii) $100,000,000.

Section 8.02 Investments.

Make any Investments, except:

(a) Investments held by the Borrower or such Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c) Investments by the Borrower and its Subsidiaries in and to (i) the Borrower and its Domestic Subsidiaries that are Loan Parties, (ii) wholly-owned Domestic Subsidiaries, and (iii) to the extent permitted by subsections (b), (e), (g) and (i) of this Section 8.02, Foreign Subsidiaries and joint ventures;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 8.03 (other than by reference to this Section 8.02 (or any clause hereof));

(f) Permitted Acquisitions;

(g) Investments made after the Closing Date in Domestic Subsidiaries that are not Guarantors, Foreign Subsidiaries and joint ventures; provided that the aggregate principal amount outstanding of all such Investments made by Loan Parties pursuant to this clause (g) shall not exceed on the date any such Investment is made an amount equal to the greater of (i) the sum of (A) ten percent (10%) of Consolidated Total Assets, plus (B) to the extent not reflected in the definition of “Investment”, the aggregate amount of dividends and distributions made by any Domestic Subsidiary that is not a Guarantor, Foreign Subsidiary or joint venture to the Borrower or any of its wholly-owned Domestic Subsidiaries after the Closing Date, and (ii) $300,000,000;

(h) to the extent not prohibited by applicable Law, loans or advances to officers, directors and employees of the Borrower and its Subsidiaries made in the ordinary course of business, (i) for travel, entertainment, relocation and other ordinary business purposes, (ii) so long as no Default or Event of Default has occurred and is continuing, in connection with such Person’s purchase of Capital Stock and Capital Stock Equivalents of the Borrower in an aggregate principal amount outstanding under this clause (ii) not to exceed $10,000,000 at any time outstanding and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding under this clause (iii) not to exceed $5,000,000 at any time outstanding;

(i) Investments by Foreign Subsidiaries in the Borrower and any of its Subsidiaries (including other Foreign Subsidiaries);

(j) Investments made as part of Securitization Transaction permitted pursuant to Section 8.03(k);

(k) Investments representing non-cash consideration received in connection with any Disposition permitted hereunder;

(l) Investments by any Foreign Subsidiaries (other than any Material First-Tier Foreign Subsidiary) in any joint venture outside of the United States;

(m) Investments in Swap Contracts permitted under Section 8.03;

(n) Investments (including debt obligations, Capital Stock and Capital Stock Equivalents) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with Capital Stock and Capital Stock Equivalents of the Borrower;

(q) Investments made to repurchase or retire Capital Stock and Capital Stock Equivalents of the Borrower owned by any employee stock ownership plan or key employee stock ownership plan of the Borrower;

(r) other Investments made after the Closing Date; provided that (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, and (ii) the Borrower will be in compliance with the financial covenants in Section 8.11 after giving effect thereto on a Pro Forma Basis (and the Borrower shall deliver to the Administrative Agent a Compliance Certificate, promptly upon request, confirming the foregoing, in form and detail reasonably satisfactory to the Administrative Agent);

(s) in the event the Borrower or any of its Subsidiaries shall establish any Insurance Subsidiary, Investments in an aggregate amount that does not exceed the minimum amount of capital required under the Laws of the jurisdiction in which the Insurance Subsidiary is formed (or any greater amount as may be reasonable and prudent), plus the amount of any reasonable general corporate and overhead expense of such Insurance Subsidiary; and

(t) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 8.01, 8.03, 8.04, 8.05 and 8.06, respectively (in each case, other than by reference to this Section 8.02 (or any clause hereof)).

Section 8.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) (i) Indebtedness under the Loan Documents; and (ii) Incremental Equivalent Debt; provided that with respect to any Incremental Equivalent Debt: (A)(1) the aggregate principal amount of loans and commitments for all Incremental Loan Facilities established after the Closing Date, plus (2) the aggregate principal amount of loans and commitments for all Incremental Equivalent Debt incurred after the Closing Date, shall not exceed the Available Incremental Amount; (B) no Default or Event of Default shall exist immediately before or immediately after giving effect to the incurrence of any such Incremental Equivalent Debt; (C) the representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or in all respects, if already qualified by materiality) on and as of the effective date of such Incremental Equivalent Debt, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or in all respects, if already qualified by materiality) as of such earlier date; (D) the Borrower shall demonstrate compliance with the financial covenants in Section 8.11 after giving effect to such Incremental Equivalent Debt on a Pro Forma Basis (assuming for purposes hereof that the entire amount of the Incremental Equivalent Debt is fully drawn and funded), and provide a Compliance Certificate from a Responsible Officer confirming satisfaction of such conditions, in form and detail reasonably satisfactory to the Administrative Agent; (E) the maturity date for any such Incremental Equivalent Debt shall be no earlier than the then-latest Maturity Date (provided that this clause (E) shall not apply to bridge Indebtedness, so long as (1) at the initial maturity of such bridge Indebtedness, such bridge Indebtedness shall automatically convert to Indebtedness that complies with this clause (E) and (2) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions); (F) the average weighted life-to-maturity of any such Incremental Equivalent Debt shall be no shorter than the remaining average weighted life-to-maturity for any then-existing Term Loans (provided that this clause (F) shall not apply to bridge Indebtedness, so long as (1) at the initial maturity of such bridge Indebtedness, such bridge Indebtedness shall automatically convert to Indebtedness that complies with this clause (F) and (2) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions); (G) if any such Incremental Equivalent Debt is secured, (1) such Incremental Equivalent Debt shall be secured by the Collateral on a pari passu basis or a junior basis, and such Incremental Equivalent Debt shall not be secured by any Property that does not constitute Collateral (giving effect to any Lien on any Property that is granted to the Administrative Agent pursuant to the Collateral Documents substantially concurrently with the granting of a Lien on such Property to secure the obligations arising in connection with such Incremental Equivalent Debt), and (2) the holders of such Incremental Equivalent Debt (or a trustee or other agent under the documentation pursuant to which such Incremental Equivalent Debt is issued) shall have executed and delivered an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; (H) there shall be no obligors with respect to any such Incremental Equivalent Debt that are also not Loan Parties (giving effect to any obligors that are joined as Loan Parties substantially concurrently with the provision of credit support for such Incremental Equivalent Debt); and (I) such Incremental Equivalent Debt shall contain covenants, events of default, payment and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions and, when taken as a whole, that are not materially more restrictive to the Borrower and its Subsidiaries than those set forth in the Loan Documents (other than (1) covenants or other provisions applicable only to periods after the then-latest Maturity Date, and (2) covenants or other provisions that are added to the Loan Documents for the benefit of the Administrative Agent and the Lenders; it being understood and agreed that if such Incremental Equivalent Debt is initially bridge Indebtedness, this clause (I) shall not apply to such bridge Indebtedness so long as (x) at the initial maturity of such bridge Indebtedness, such bridge Indebtedness shall automatically convert to Indebtedness that complies with this clause (I) and (y) the only prepayments required to be made on such bridge Indebtedness shall be such prepayments as are customary for similar bridge financings in light of then-prevailing market conditions);

(b) Indebtedness of the Borrower and its Subsidiaries existing on the Closing Date and listed on Schedule 8.03 (and renewals, refinancings and extensions thereof on terms and conditions not materially less favorable to the applicable debtor(s) or at then prevailing market terms);

(c) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted under Section 8.02 (other than by reference to this Section 8.03 (or any clause hereof)); provided that, if secured, any such Indebtedness shall be expressly subordinated in right of payment to the Obligations, and if evidenced by an intercompany note, such note shall be pledged to the Collateral Agent to secure the Obligations;

(d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view”;

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) incurred by the Borrower or any of its Subsidiaries to finance the purchase, acquisition, construction, repair, replacement or improvement of fixed or capital assets, and renewals, refinancings and extensions thereof; provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) at the time of and immediately after giving effect to such incurrence, the Borrower will be in compliance with the financial covenants in Section 8.11 on a Pro Forma Basis;

(f) up to $40,000,000 in Bi-Lateral Letter of Credit Obligations;

(g) unsecured Indebtedness evidenced by recovery zone facility bonds issued in connection with the mineral wool plant located in West Virginia in an aggregate principal amount at any one time outstanding not to exceed $35,000,000 and renewals, refinancings and extensions thereof;

(h) other Indebtedness consisting of:

(i) Indebtedness in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (A) five percent (5%) of Consolidated Total Assets and (B) $100,000,000;

(ii) additional unsecured Indebtedness in excess thereof; provided that for all such additional Indebtedness (A) the final maturity date therefor shall be at least 91 days beyond the then-latest Maturity Date and the average weighted life-to-maturity from the date of issuance shall be not less than the then-remaining average weighted life-to-maturity for any then-existing Term Loans (provided that this clause (A) shall not apply to unsecured bridge Indebtedness, so long as (1) at the initial maturity of such unsecured bridge Indebtedness, such unsecured bridge Indebtedness shall automatically convert to Indebtedness that complies with clause (A) and (2) the only prepayments required to be made on such unsecured bridge Indebtedness shall be such prepayments as are customary for similar unsecured bridge financings in light of then-prevailing market conditions), and (B) such Indebtedness will be issued on terms not more onerous that the terms hereof;

provided, further, that on the incurrence of all such Indebtedness under this subsection (h), (x) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto, (y) the Borrower will be in compliance with the financial covenants under Section 8.11 after giving effect thereto on Pro Forma Basis and (z) the Borrower shall deliver to the Administrative Agent a Compliance Certificate confirming the foregoing, in form and detail reasonably satisfactory to the Administrative Agent;

(i) Indebtedness acquired or assumed pursuant to a Permitted Acquisition, including such Indebtedness that was incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition; provided that (i) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto, (ii) the Borrower will be in compliance with the financial covenants under Section 8.11 after giving effect thereto on Pro Forma Basis and (iii) the Borrower shall deliver to the Administrative Agent a Compliance Certificate confirming the foregoing, in form and detail reasonably satisfactory to the Administrative Agent;

(j) Indebtedness arising under any performance, bid, appeal or surety bond or under any performance or completion guarantee or similar obligations entered into in the ordinary course of business;

(k) Securitization Indebtedness in an aggregate principal amount not to exceed $150,000,000;

(l) Indebtedness to current or former officers, directors, managers, consultants and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Capital Stock and Capital Stock Equivalents of the Borrower or its Subsidiaries permitted by Section 8.06;

(m) Indebtedness incurred by the Borrower or any of its Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(n) obligations under any Treasury Management Agreement and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business;

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Borrower or any Subsidiary in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that upon the drawing of such letter of credit, the reimbursement of obligations in respect of bankers’ acceptances and the incurrence of such Indebtedness, such obligations are reimbursed within thirty (30) days following such drawing, reimbursement obligation or incurrence;

(q) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (p) above and (r) through (u) below;

(r) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary consisting of the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(s) Indebtedness under the Campus Sale and Leaseback Transaction and renewals, refinancings and extensions thereof;

(t) Indebtedness of Foreign Subsidiaries of the Borrower in an aggregate amount not in excess of ten percent (10%) of Consolidated Foreign Assets; and

(u) Guarantees with respect to Indebtedness permitted under this Section 8.03 (other than clause (i) hereof).

Section 8.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Borrower may merge or consolidate with any of its Subsidiaries (provided that in any such case the Borrower shall be the continuing or surviving Person), (b) subject to the proviso in clause (a) above, any Loan Party may merge or consolidate with any other Loan Party, (c) subject to the proviso in clause (a) above, any Domestic Subsidiary may be merged or consolidated with and into another Domestic Subsidiary (provided that if a Loan Party is a party thereto, it shall be the continuing or surviving Person), (d) any Foreign Subsidiary may be merged or consolidated with or into any Loan Party (provided that such Loan Party shall be the continuing or surviving Person), (e) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, (f) the Borrower or any Subsidiary may merge with any Person that is not a Loan Party in connection with a Permitted Acquisition (provided that in any such case the continuing or surviving Person shall be (i) the Borrower, if the Borrower is a party to such transaction, (ii) subject to the foregoing clause (i), a Loan Party, if a Loan Party is party to such transaction, or (iii) otherwise, a wholly-owned Subsidiary of the Borrower shall be the continuing or surviving Person), (g) any Subsidiary may dissolve, liquidate or wind up its affairs at any time, so long as such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect (provided that if any such dissolution, liquidation or winding up involves a Loan Party, the remaining assets of such Loan Party shall be transferred to another Loan Party in connection therewith), (h) any Loan Party and any Subsidiary may make any Permitted Investments (other than by reference to this Section 8.04 (or any clause hereof)) and (i) any Loan Party and any Subsidiary may make any Disposition permitted under Section 8.05 (other than by reference to this Section 8.04 (or any clause hereof)).

Section 8.05 Dispositions.

Make any Disposition (other than an Involuntary Disposition) other than the following:

(a) any Disposition (i) for which the total consideration shall be in an amount not less than the fair market value of the Property disposed of, (ii) that does not involve a sale or other disposition of receivables other than in connection with a Securitization Transaction permitted pursuant to Section 8.03(k) or receivables owned by or attributable to other Property concurrently being disposed of in a transaction otherwise permitted under this Section 8.05, and (iii) for which the aggregate net book value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in such Disposition, taken together with all other Dispositions (other than Involuntary Dispositions) in any fiscal year of the Borrower shall not exceed an amount equal to fifteen percent (15%) of Consolidated Total Assets;

(b) Dispositions permitted by Sections 8.02, 8.04, 8.06 and Liens permitted by Section 8.01 (in each case, other than by reference to this Section 8.05 (or any clause hereof));

(c) the Campus Sale and Leaseback Transaction; and

(d) the Campus Adjacent Land Sale.

Section 8.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments (directly or indirectly) to its parent or to any Loan Party (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to each owner of Capital Stock in such Subsidiary on a pro rata basis based on such owner’s respective ownership interests);

(b) the Borrower and each Subsidiary may (i) declare and make dividend payments or other distributions payable solely in the Capital Stock of such Person or (ii) redeem in whole or in part any of its Capital Stock for another class of Capital Stock or rights to acquire its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new Capital Stock;

(c) to the extent constituting Restricted Payments, the Borrower and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 8.02, 8.03, 8.04, 8.05, or 8.08 (in each case, other than by reference to this Section 8.06 (or any clause hereof));

(d) repurchases of Capital Stock in the Borrower deemed to occur upon exercise of stock options or warrants if such Capital Stock represent a portion of the exercise price of such options or warrants;

(e) the Borrower may pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock of the Borrower by any future, present or former employee, director or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any Subsidiary so long as such purchase is pursuant to and in accordance with the terms of any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director or consultant of the Borrower or any Subsidiary;

(f) the Borrower or any of the Subsidiaries may (a) pay cash in lieu of fractional equity interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms; and

(g) the Borrower may declare and make other Restricted Payments on and after the Closing Date in an amount equal to (i) $70,000,000 in the aggregate in any fiscal year, plus (ii) additional Restricted Payments, so long as (A) no Default or Event of Default shall exist immediately before or immediately after giving effect thereto on a Pro Forma Basis, (B) the Borrower will be in compliance with the financial covenants in Section 8.11 after giving effect thereto on a Pro Forma Basis, and (C) the Consolidated Net Leverage Ratio will be not greater than 3.50:1.0 after giving effect thereto on a Pro Forma Basis (and the Borrower shall deliver to the Administrative Agent a Compliance Certificate, promptly upon request, confirming the foregoing, in form and detail reasonably satisfactory to the Administrative Agent);

provided that, in each case, that payment of any dividend or distribution pursuant to this Section 8.06 may be made within sixty (60) days after the date of declaration thereof, if at the date of declaration (i) such payment would have complied with the provisions of this Agreement and (ii) no Event of Default occurred and was continuing.

Section 8.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business related, incidental, complementary or ancillary thereto or reasonable developments or extensions thereof.

Section 8.08 Transactions with Affiliates.

Enter into or permit to exist any transaction or series of transactions with any Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transactions solely among Loan Parties, (c) intercompany transactions expressly permitted by Section 8.02, Section 8.03, Section 8.04, Section 8.05 or Section 8.06 (in each case, other than by reference to this Section 8.08 (or any clause hereof)), (d) transactions solely among the Borrower and its wholly-owned Domestic Subsidiaries and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms‑length transaction with a Person other than an officer, director or Affiliate.

Section 8.09 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts on the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Loan Party, or (iii) make loans or advances to any Loan Party or (b) prohibits or otherwise restricts the existence of any Lien upon the Property, whether now owned or hereafter acquired, of any Material Domestic Subsidiary in favor of the Administrative Agent for the purpose of securing the Obligations; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which:

(1) arise in connection with this Agreement, the other Loan Documents and any Public Indenture;

(2) arise pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.05 pending the consummation of such sale;

(3) are customary restrictions on leases, subleases, licenses or sublicenses or sales otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(4) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under this Agreement;

(5) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(6) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(7) relate to cash or other deposits permitted under this Agreement;

(8) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 8.09) are listed on Schedule 8.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation;

(9) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Subsidiary;

(10) arise in connection with restrictions and conditions on any Foreign Subsidiary organized under the laws of the People’s Republic of China or any state or other political subdivision thereof;

(11) arise in connection with any document or instrument governing Indebtedness incurred pursuant to Sections 8.03(b), (d), (e), (f), (g), (h), (i), (k), (n), (r), (s), (t) or (u); provided that any such restriction contained therein relates only to the asset to which such Indebtedness is related;

(12) arise in connection with any Indebtedness of a Subsidiary which is not a Loan Party which is permitted by Section 8.03; and

(13) impose (x) restrictions described in clause (a) above, but only to the extent that such restrictions do not materially adversely affect the consolidated cash position of the Borrower and Guarantors or (y) restrictions described in clause (b) above, but only to the extent that such restrictions do not materially adversely affect the value of the Collateral granted to secure the Obligations.

Section 8.10 Use of Proceeds.

Use the proceeds of any Credit Extension, whether directly or indirectly,

(a) whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

(b) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation of by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Sustainability Coordinator, Administrative Agent, Collateral Agent, L/C Issuer, Swing Line Lender or otherwise) of Sanctions, or to lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity for any such purposes; or

(c) for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, or other similar anti-corruption legislation in other jurisdictions.

Section 8.11 Financial Covenants.

(a) Consolidated Net Interest Coverage Ratio. Permit the Consolidated Net Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.0:1.0.

(b) Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.75:1.0; provided that, upon the occurrence of a Qualified Acquisition, for each of the four fiscal quarters of the Borrower immediately following such Qualified Acquisition (including the fiscal quarter of the Borrower in which such Qualified Acquisition was consummated) (such period of increase, a “Covenant Holiday”), the ratio set forth above shall be increased to 4.25:1.0; provided, further, that, (i) for at least one (1) fiscal quarter of the Borrower immediately following each Covenant Holiday, the Consolidated Net Leverage Ratio as of the end of such fiscal quarter shall not be greater than 3.75:1.0 prior to giving effect to another Covenant Holiday pursuant to the immediately preceding proviso, (ii) there shall be no more than two (2) Covenant Holidays during the term of this Agreement, and (iii) each Covenant Holiday shall only apply with respect to the calculation of the Consolidated Net Leverage Ratio for purposes of determining compliance with this Section 8.11(b) as of the end of any fiscal quarter of the Borrower and for purposes of determining compliance with clause (d) in the definition of Permitted Acquisition for purposes of determining the permissibility of any Qualified Acquisition and not for any other purpose.

Section 8.12 Prepayment of Other Indebtedness, Etc.

If any Default has occurred and is continuing or shall exist immediately after giving effect thereto, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of the Borrower or any Subsidiary (other than Indebtedness arising under the Loan Documents and Securitization Indebtedness).

Section 8.13 Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Lenders.

(b) Change its fiscal year.

(c) With respect to any Loan Party, without providing five days’ prior written notice to the Administrative Agent (or such shorter period of time as is agreed by the Administrative Agent in its sole discretion), change its name, state of organization or form of organization.

ARTICLE IX.

EVENTS OF DEFAULT AND REMEDIES

Section 9.01 Events of Default.

Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after written notice thereof to the defaulting party by the Administrative Agent of the same becoming due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.03(a), 7.05, 7.11 or Article VIII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after written notice to the defaulting party by the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts and Securitization Indebtedness) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (other than an event which permits the Loans hereunder to be prepaid prior to or as an alternative to the purchase, payment, defeasance or redemption of such Indebtedness and, in any such case, the Loans hereunder are prepaid prior thereto); (ii) there occurs under any Swap Contract an early termination resulting from resulting from any default by the Borrower or any Subsidiary under such Swap Contract and the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $50,000,000; or (iii) there occurs under any Securitization Transaction a termination event, event of default, amortization event or other event, in each case solely resulting from the failure by a Securitization Subsidiary to pay interest or principal in respect of Securitization Indebtedness owed to any Person (other than the Borrower or any Affiliate thereof) when due, the effect of such failure is to cause, or permit the holder or holders of such Securitization Indebtedness to cause, with the giving of notice if required, Securitization Indebtedness of more than $50,000,000 to become due or to become required to be prepaid (in whole or in part) prior to its stated maturity; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $50,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control.

Section 9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of an L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount in respect thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, any amounts received on account of the Obligations, subject to the provisions of Sections 2.14 and 2.15, shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including the fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, in each case in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings and Letter of Credit Fees, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of (a) that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) Obligations then owing under Secured Swap Contracts, (c) Obligations then owing under Secured Treasury Management Agreements, and (d) Obligations then owing under Secured Bi-Lateral Letters of Credit, ratably among the Lenders, the L/C Issuers, the Swap Banks, the Treasury Management Banks, and the Bi-Lateral Letter of Credit Lenders in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the applicable L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or, for the avoidance of doubt, with proceeds of any Collateral pledged by such Guarantor, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, obligations arising under Secured Bi-Lateral Letters of Credit, obligations arising under Secured Treasury Management Agreements, and obligations arising under Secured Swap Contracts, in each case, shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Bi-Lateral Letter of Credit Lender, the applicable Treasury Management Bank, or the applicable Swap Bank, as the case may be. Each Bi-Lateral Letter of Credit Lender, each Treasury Management Bank and each Swap Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article X for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE X.

ADMINISTRATIVE AGENT; COLLATERAL AGENT

Section 10.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each of the Lenders hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Loan Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Loan Documents included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent.

Section 10.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.03 Exculpatory Provisions.

(a) None of the Administrative Agent, the Collateral Agent, any Arranger or any Sustainability Coordinator, as applicable, shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, the Collateral Agent, any Arranger, any Sustainability Coordinator or any of their respective Related Parties:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that neither the Administrative Agent nor the Collateral Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; or

(iii) shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, the Collateral Agent, such Arranger, such Sustainability Coordinator or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(b) None of the Administrative Agent, the Collateral Agent or any of their Related Parties shall be liable for any action taken or not taken by the Administrative Agent or the Collateral Agent, as applicable, under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent or the Collateral Agent, as applicable, shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent or the Collateral Agent, as applicable, by a Loan Party, a Lender or the L/C Issuer.

(c) None the Administrative Agent, the Collateral Agent or any of their Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable or (vii) compliance by Affiliated Lenders with the terms hereof relating to Affiliated Lenders.

Section 10.04 Reliance by Administrative Agent and Collateral Agent.

Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and neither the Administrative Agent nor the Collateral Agent shall incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, each of the Administrative Agent and the Collateral Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent or the Collateral Agent, as applicable, shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each of the Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.05 Delegation of Duties.

Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent or the Collateral Agent, as applicable. Each of the Administrative Agent, the Collateral Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent or the Collateral Agent, as applicable, acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (except if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the consent of the Borrower (except if an Event of Default has occurred and is continuing), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed)

Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring or removed Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, its shall retain all the rights and powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

(e) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Collateral Agent. With effect from the Resignation Effective Date, (i) Bank of America shall be discharged from its duties and obligations hereunder and under the other Loan Documents as Collateral Agent (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to Bank of America in its capacity as the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Collateral Agent (which successor Collateral Agent shall be appointed pursuant to the provisions applicable for the appointment of a successor Administrative Agent as provided for above). Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of Bank of America in its capacity as the resigning Collateral

Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to Bank of America in its capacity as the Collateral Agent as of the Resignation Effective Date), and Bank of America shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents in its capacity as the Collateral Agent. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the resignation of Bank of America as the Collateral Agent, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of Bank of America in its capacity as the resigning Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while Bank of America was acting in its capacity as the Collateral Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (2) in respect of any actions taken in connection with transferring the agency to any successor Collateral Agent.

Section 10.07 Non-Reliance on Administrative Agent, Collateral Agent, Arrangers, Sustainability Coordinators and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of the Agent and Arranger Parties has made any representation or warranty to it, and that no act by any of the Agent and Arranger Parties hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any of the Agent and Arranger Parties to any Lender or the L/C Issuer as to any matter, including whether any of the Agent and Arranger Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the L/C Issuer represents to the Agent and Arranger Parties that it has, independently and without reliance upon any of the Agent and Arranger Parties, any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon any of the Agent and Arranger Parties, any other Lender or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 10.08 No Other Duties; Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents, Sustainability Coordinators or co-agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the L/C Issuer hereunder.

Section 10.09 Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations arising under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

Section 10.10 Collateral and Guaranty Matters.

It is acknowledged that Subsidiaries will be automatically released from their guaranty obligations hereunder and from the security interests pledged by them under the Collateral Documents upon consummation of transactions permitted hereunder (including a merger, consolidation or liquidation) and Liens to secure Obligations hereunder will be automatically released upon sales, dispositions or other transfers by Loan Parties permitted hereunder. In the event that any action is required to evidence any such release, the Lenders and L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent to take any such action, including:

(a) to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is transferred or to be transferred as part of or in connection with any Disposition or any other disposition not prohibited hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Material Domestic Subsidiary (or, in the case of any Person that has become a Guarantor pursuant to Section 7.12(b), if such Person ceases to provide a Guarantee in respect of any Public Notes, so long as such Person is not otherwise required to be a Guarantor pursuant to this Agreement) as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(i).

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as applicable, authority to release or subordinate its interest in particular types or items of property, and of the Administrative Agent to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 10.10. In each case as specified in this Section 10.10, the Administrative Agent or the Collateral Agent, as applicable, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.10.

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s or the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent or the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.11 Secured Swap Contracts, Secured Treasury Management Agreements and Secured Bi-Lateral Letters of Credit.

No Swap Bank, Treasury Management Bank or Bi-Lateral Letter of Credit Lender that obtains the benefits of Section 9.03, the Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document (including any notice of or right to consent to any amendment, wavier or modification of the provisions of this Agreement or any other Loan Document) or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, neither the Administrative Agent nor the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Swap Contracts, Obligations arising under Secured Treasury Management Agreements or Obligations arising under Secured Bi-Lateral Letters of Credit unless the Administrative Agent has received a Secured Party Designation Notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the Swap Bank, Treasury Management Bank or Bi-Lateral Letter

of Credit Lender, as the case may be; provided that, notwithstanding anything to the contrary set forth herein, neither the Administrative Agent nor the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Swap Contracts, Obligations arising under Secured Treasury Management Agreements or Obligations arising under Secured Bi-Lateral Letters of Credit, in the case of the Facility Termination Date.

Section 10.12 Certain ERISA Matters.

(a) Each Lender (i) represents and warrants, as of the Closing Date (or, with respect to any Person that becomes a Lender after the Closing Date, as of the date such Person becomes a Lender party to this Agreement), and (ii) covenants, from the Closing Date (or, with respect to any Person that becomes a Lender after the Closing Date, from the date such Person becomes a Lender party to this Agreement) to the date such Person ceases being a Lender party to this Agreement, in each case, for the benefit of, the Administrative Agent and the Collateral Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (A) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement; (B) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; (C) (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14, and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or (D) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and the Collateral Agent, in their sole discretion, and such Lender.

(b) In addition, unless either (i) subclause (A) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with subclause (D) in the immediately preceding clause (a), such Lender further (A) represents and warrants, as of the date such Person became a Lender party hereto, to, and (B) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Collateral Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that neither the Administrative Agent nor the Collateral Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent or the Collateral Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

Section 10.13 Recovery of Erroneous Payments.

Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.

ARTICLE XI.

MISCELLANEOUS

Section 11.01 Amendments, Etc.

(a) Except as expressly provided herein below, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent on behalf of the Required Lenders upon receipt of a consent and direction letter from the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(i) no such amendment, waiver or consent shall be effective without the written consent of each Lender directly affected thereby (whose consent shall be sufficient therefor without the consent of the Required Lenders) where the effect would be to:

(A) extend the scheduled final maturity of any Loan of such Lender;

(B) waive, reduce or postpone any scheduled repayment (but not prepayment) in respect of such Lender’s Loans;

(C) reduce the rate of interest on any Loan or any fee payable hereunder or prepayment of any premium payable hereunder to such Lender; provided that for purposes hereof, neither the amendment or waiver of application of the Default Rate nor the amendment, modification or waiver of the financial covenants or the financial covenant definitions hereunder shall be considered to constitute a reduction in the rate of interest or fees, even if the effect thereof would be to reduce the rate of interest or fees otherwise payable hereunder;

(D) extend the time for payment of any interest or fees or prepayment premium owing to such Lender;

(E) reduce or forgive the principal amount of any Loan of such Lender or any reimbursement obligation in respect of any Letter of Credit (except by virtue of any waiver of a prepayment owing to such Lender);

(F) increase any Commitment of such Lender hereunder; provided that in no event shall an amendment, modification, termination, waiver or consent with respect to any mandatory prepayment, condition precedent, covenant, Default or Event of Default be considered an increase in Commitments and that an increase in the available portion of any Commitment of any Lender or any rescission of the acceleration of the Loans shall not constitute an increase in Commitments;

(G) amend, modify, terminate or waive any provision of, Section 9.03 or clause (a) of this Section 11.01 as to such Lender (except for, in each case, technical amendments with respect to the establishment of additional tranches or additional extensions of credit pursuant to this Agreement to provide protective provisions hereunder of substantially the type afforded those tranches and extensions of credit on the Closing Date and except for, solely in respect of clause (a) of this Section 11.01, technical amendments which do not adversely affect the rights of any Lender);

(H) change any provision of this Agreement regarding pro rata sharing or pro rata funding with respect to (1) the making of advances (including participations), (2) the manner of application of payments or prepayments of principal, interest or fees, (3) the manner of application of reimbursement obligations from drawings under Letters of Credit, or (4) the manner of reduction of Commitments and committed amounts, except that nothing contained herein shall limit (w) an “amend and extend” of some, but not all, of the Commitments under a credit facility hereunder and the establishment of differing interest rates or maturities in respect thereof, (x) a termination of Commitments held by a Defaulting Lender, (y) any changes resulting solely from increases or other changes in the aggregate amount of the Commitments permitted hereunder or otherwise approved pursuant to this Section 11.01 and to reflect the addition of any Loans or extension of credit permitted hereunder or (z) a purchase by the Borrower at a discount of the loans and obligations hereunder as herein provided or otherwise on terms and conditions acceptable to the Required Lenders;

(I) amend the definition of “Required Lenders” or “Pro Rata Share” (except for technical amendments with respect to the establishment of additional tranches or additional extensions of credit pursuant to this Agreement to provide for substantially the same kind of treatment afforded those tranches and extensions of credit on the Closing Date);

(J) release all or substantially all of the Collateral, or release all or substantially all of the value of the Guaranty, except as expressly provided herein or in the other Loan Documents, or otherwise appropriate in connection with transactions permitted hereunder; provided that it is understood and agreed that additional tranches or additional extensions of credit established pursuant to the terms of this Agreement may be equally and ratably secured (or secured on a junior basis) by the Collateral securing the loans and obligations hereunder; or

(K) subordinate, or have the effect of subordinating, (1) the Obligations to any other Indebtedness or other obligations, or (2) the Liens created pursuant to the

Collateral Documents securing the Obligations to any other Liens securing any other Indebtedness or other obligations;

(ii) unless also signed by the Required Revolving Lenders, no such amendment, waiver or consent shall:

(A) waive any Default or Event of Default for purposes of Section 5.02 in respect of a Credit Extension under the Revolving Commitments (which may be amended or waived by the Required Revolving Lenders without the consent of the Required Lenders);

(B) amend or waive any mandatory prepayment on the Revolving Obligations under Section 2.05(b)(i) (which may be amended or waived by the Required Revolving Lenders without the consent of the Required Lenders); or

(C) amend or waive the provisions of this Section 11.01(a)(ii) or the definition of “Required Revolving Lenders” (except for, in each case, technical amendments with respect to the establishment of additional tranches or additional extensions of credit pursuant to this Agreement to provide for substantially the same kind of treatment afforded those tranches and extensions of credit on the Closing Date, and except for, solely in respect of this Section 11.01(a)(ii), technical amendments which do not adversely affect the rights of the Revolving Lenders);

(iii) unless also signed by the Required Term A Loan Lenders, no such amendment, waiver or consent shall:

(A) amend or waive any mandatory repayment on the Term A Loans under Section 2.07(c) (which may be amended or waived by the Required Term A Loan Lenders without the consent of the Required Lenders); or

(B) amend or waive the provisions of this Section 11.01(a)(iii) or the definition of “Required Term A Loan Lenders” (except for, in each case, technical amendments with respect to the establishment of additional tranches or additional extensions of credit pursuant to this Agreement to provide for substantially the same kind of treatment afforded those tranches and extensions of credit on the Closing Date, and except for, solely in respect of this Section 11.01(a)(iii), technical amendments which do not adversely affect the rights of the Term A Loan Lenders);

(iv) unless also consented to in writing by an L/C Issuer, no such amendment, waiver or consent shall affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it;

(v) unless also consented to in writing by the Swing Line Lender, no such amendment, waiver or consent shall affect the rights or duties of the Swing Line Lender under this Agreement;

(vi) unless also consented to in writing by the Administrative Agent, no such amendment, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and

(vii) unless also consented to in writing by the Collateral Agent, no such amendment, waiver or consent shall affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document;

provided, further, that notwithstanding anything to the contrary contained herein:

(1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that:

(A) the Revolving Commitment of a Defaulting Lender may not be increased or extended and the principal amount of the Loans or L/C Borrowings of the Defaulting Lender may not be reduced or forgiven; and

(B) the rate of interest for the Defaulting Lender may not be reduced (except as expressly provided in clause (a)(i)(C) above) in a way that would affect a Defaulting Lender more adversely than the other affected Lenders;

without, in any such case, the consent of the Defaulting Lender;

(2) the Fee Letter and any auto-borrow agreement may be established, and the rights and privileges thereunder amended or waived, in a writing executed only by the parties thereto;

(3) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein;

(4) the Required Lenders may consent to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders;

(5) an agreement (including any Lender Joinder Agreement) establishing an Incremental Loan Facility hereunder shall be effective by written agreement of the Borrower and the other Loan Parties, the Lenders therefor and the Administrative Agent (and, for the avoidance of doubt, any such agreement or Lender Joinder Agreement may effect such changes to this Agreement and the other Loan Documents as are necessary to implement any such Incremental Loan Facility);

(6) the defined term “L/C Commitment” may be amended pursuant to a fully executed (and delivered to the Administrative Agent) Notice of Additional L/C Issuer;

(7) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, each Loan Party and the relevant Lenders providing such additional credit facilities to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding hereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders;

(8) this Agreement and the other Loan Documents may be amended, modified or supplemented by the Borrower and the Administrative Agent to cure or correct administrative errors, or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without the consent of any other party; provided that (x) such amendment, modification or supplement shall not adversely affect the rights of the Lenders in any material respect, and (y) at least five Business Days’ notice shall be given by the Administrative Agent to the Lenders of the proposed amendment, modification or supplement and no objection shall be made by Required Lenders thereof;

(9) as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section 11.01, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitments or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective;

(10) this Agreement or any other Loan Document may be amended as set forth in Section 3.03, including in order to implement any Successor Rate and any Conforming Changes in connection therewith;

(11) the Administrative Agent will have the right to make Conforming Changes from time to time and any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, so long as, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective; and

(12) in order to implement an ESG Amendment in accordance with Section 2.16(a), this Agreement may be amended (or amended and restated) for such purpose (but solely to the extent necessary to implement an ESG Amendment in accordance with Section 2.16(a)) by the Borrower, the Administrative Agent, and the Required Lenders.

Section 11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower and other Loan Parties, the Administrative Agent, the Collateral Agent, Bank of America, in its capacity as an L/C Issuer, or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender (including any such other Lender in its capacity as an L/C Issuer), to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the

Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or the Borrower (on behalf of itself and the other Loan Parties) each may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Loan Party, Lender, L/C Issuer or other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each Loan Party, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Loan Parties or their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, except to the extent such losses, costs, expenses or liabilities resulted from the gross negligence or willful misconduct of the applicable Person. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, L/C Issuer, the Collateral Agent or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document (including the imposition of the Default Rate) preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided in each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders and the L/C Issuer; provided that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent, as applicable, from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or the Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be)

hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Lender or L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Arranger, each Sustainability Coordinator, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including any Indemnitee’s reliance on any Communication executing using an Electronic Signature or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Without limiting the provisions of Section 3.01, this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on their respective pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, none of any Loan Party, the Administrative Agent, the Collateral Agent, any Lender, the L/C Issuer or any other party hereto shall assert, and each such Person hereby waives, any claim against any such other Person or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that the foregoing shall in no event limit the Borrower’s indemnification obligations under Section 11.04(b) to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than fifteen (15) Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the Collateral Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, and the Facility Termination Date.

Section 11.05 Payments Set Aside.

To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the Collateral Agent, the L/C Issuer or any Lender, or the Administrative Agent, the Collateral Agent, the L/C Issuer or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender and L/C Issuer severally agrees to pay to the Administrative Agent or the Collateral Agent, as applicable, upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent or the Collateral Agent, as applicable, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the Facility Termination Date and the termination of this Agreement.

Section 11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any facility) any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s revolving commitment or term loan commitment under any facility and related revolving loans or term loans, respectively, at the time owing to it under such facility, or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate, or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the commitment (which for this purpose includes loans outstanding thereunder) or, if the commitment is not then in effect, the principal outstanding balance of the loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than, for any facility, $5,000,000, in the case of any assignment of revolving commitments (and related revolving loans and obligations thereunder), or $1,000,000, in the case of any assignment in respect of term loans and term loan commitments unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an assignee group and concurrent assignments from members of an assignee group to a single Eligible Assignee (or to an Eligible Assignee and members of its assignee group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the loans or the commitment assigned, except that this clause (ii) shall not (A) apply the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its revolving commitments (and related revolving loans and obligations thereunder) and its term loans and term loan commitments on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any revolving commitments (and related revolving loans and obligations thereunder) and any unfunded term loan commitments if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any term loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of revolving commitments (and related revolving loans and obligations thereunder) in respect thereof; and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of revolving commitments (and related revolving loans and obligations thereunder) in respect thereof.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower, other Loan Parties, or any of their respective Subsidiaries or Affiliates, except that certain assignments may be made to Affiliated Lenders with respect to the Term Loans to the extent permitted in Section 11.06(b)(vii), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons).

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all loans and participations in Letters of Credit and Swing Line Loans in accordance with its pro rata share of the revolving commitments relating thereto. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii) Assignments to Affiliated Lenders.

(A) Notwithstanding anything contained herein to the contrary, assignments may be made of the Term Loans to an Affiliated Lender; provided that:

(1) (x) all such assignments shall be subject to the consent of the Administrative Agent which consent shall not be unreasonably withheld or delayed; (y) all holders of Term Loans shall be offered a bona fide opportunity to participate in each assignment of Term Loans to an Affiliated Lender on a pro rata basis and on identical terms (including as to any consideration paid in connection therewith); and (z) any consideration paid in connection with such assignment shall be cash and not, for the avoidance of doubt, Indebtedness to be held by (or proceeds of Indebtedness concurrently issued to) the Lenders whose Term Loans are assigned;

(2) the Administrative Agent shall have received a fully executed Assignment and Assumption Agreement, with such modifications as the Administrative Agent may reasonably require (and which may include, among other things, confirmation that the Affiliated Lender is an “accredited investor” as referenced and defined in Regulation D under the Securities Act of 1933 and that it is making the purchase for its own account in the ordinary course and without a view to distribution within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 or other securities laws); and

(3) after giving effect to any such assignment, the aggregate principal amount of all Term Loans held by all Affiliated Lenders shall not exceed ten percent (10%) of the aggregate principal amount of all Term Loans then outstanding.

(B) Notwithstanding anything contained herein to the contrary, no Affiliated Lender shall have any right to (1) participate in any matter requiring a vote of the Term Loan Lenders, and the Term Loans held by the Affiliated Lenders shall be deemed to have been voted in same proportion as the allocation of voting with respect such matter by Term Loan Lenders who are not Affiliated Lenders so long as such Affiliated Lender and its Term Loans are treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Term Loan Lenders, (2) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, (3) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Loan Parties or their representatives, or (4) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Administrative Agent, Collateral Agent or other Lender under the Loan Documents.

(C) Each Affiliated Lender, solely in its capacity as a Term Loan Lender, hereby agrees, and each Assignment and Assumption Agreement with an Affiliated Lender shall provide a confirmation that, if any Loan Party shall be subject to any voluntary or involuntary proceeding commended under any Debtor Relief Laws (“Bankruptcy Proceedings”), (1) such Affiliated Lender shall not take any step or action in such Bankruptcy Proceeding to object to, impede or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Affiliated Lender’s claim with respect to its Loans (a “Claim”) (including objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise or plan of reorganization) so long as such Affiliated Lender is treated in connection with such exercise or action on the same or better terms as the other Term Loan Lenders and (2) with respect to any matter requiring the vote of the Term Loan Lenders during the pendency of a Bankruptcy Proceeding (including voting on any plan of reorganization), the Loans held by such Affiliated Lender (and any Claim with respect thereto) shall be deemed to be voted in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliated Lenders so long as such Affiliated Lender is treated in connection with the exercise of such right or taking of such action on the same or better terms as the other Term Loan Lenders. For the avoidance of doubt, the Lenders and each Affiliated Lender agree and acknowledge that the provisions set forth in clauses (1) and (2) of this Section 11.06(b)(vii), and the related provisions set forth in the Assignment and Assumption Agreement for each Affiliated Lender, shall be enforceable as if such provisions constituted a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code (or comparable provision of any other Debtor Relief Law), and, as such, would be enforceable for all purposes in any case where a Loan Party has filed for protection under any Debtor Relief Law applicable to such Loan Party.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the Collateral Agent or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such

Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso of Section 11.01(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) [Reserved].

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its revolving commitments (and related revolving loans and obligations thereunder) pursuant to subsection (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make Revolving Loans that are Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 11.07 Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement (or in Swap Contracts and Treasury Management Agreements that are Obligations hereunder) or any Eligible Assignee invited to become a Lender as provided herein, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used to deliver Borrower Materials or notices to the Lenders, or (iii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Collateral Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than (x) any such information that is available to the Administrative Agent, the Collateral Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary and (y) any such information received from the Borrower or any Subsidiary after the Closing Date which is clearly identified at the time of delivery as nonconfidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 11.08 Set-off.

If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.10 Integration; Effectiveness.

This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.12 Severability.

If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 11.13 Replacement of Lenders.

If (i) the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06(b), (ii) a Lender (a “Non-Consenting Lender”) does not consent to a proposed change, waiver, discharge or termination with respect to any Loan Document that has been approved by the Required Lenders as provided in Section 11.01 and, or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan

Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b)(iv), unless waived by the Administrative Agent in its discretion;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed change, waiver, discharge or termination with respect to any Loan Document, the applicable replacement bank, financial institution or Fund consents to the proposed change, waiver, discharge or termination.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section 11.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.06.

Section 11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN

DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING THERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, OR ANY OTHER LOAN PARTY OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 11.15 Waiver of Right to Trial by Jury.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT

NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.16 USA PATRIOT Act Notice.

Each Lender and each L/C Issuer that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender, such L/C Issuer or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Loan Parties shall, promptly following a request by the Administrative Agent, any L/C Issuer or any Lender, provide all documentation and other information that the Administrative Agent, such L/C Issuer or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

Section 11.17 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Agent and Arranger Parties and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Agent and Arranger Parties and the Lenders, on the other hand, (ii) the Borrower and each of the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each of other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Agent and Arranger Parties and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of the other Loan Parties or their respective Affiliates, or any other Person and (ii) none of the Agent and Arranger Parties or Lenders has any obligation to the Borrower, any of the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Agent and Arranger Parties and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Agent and Arranger Parties or the Lenders has any obligation to disclose any of such interests to the Borrower, any of the other Loan Parties or their respective Affiliates. To the fullest extent permitted by law, the Borrower and each of the other Loan Parties hereby waives and releases any claims that it may have against any of the Agent and Arranger Parties or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.18 Electronic Execution.

This Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each, a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party, the Administrative Agent, the Collateral Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. Delivery of an executed counterpart of a signature page of any Communication by facsimile or other electronic messaging means (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of such Communication. For the avoidance of doubt, the authorization under this Section 11.18 may include use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent, the Collateral Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, none of the Administrative Agent, the Collateral Agent, the Swing Line Lender or any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent, the Collateral Agent, the Swing Line Lender or such L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent, the Collateral Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent, the Collateral Agent or any Lender Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

None of the Administrative Agent, the Collateral Agent, the Swing Line Lender or any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, the Collateral Agent’s, the Swing Line Lender’s or such L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, the Collateral Agent, the Swing Line Lender and each L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each Loan Party and each Lender Party hereby waives (a) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document, and (b) any claim against the Administrative Agent, the Collateral Agent and each Lender Party for any liabilities arising solely from the Administrative Agent’s, the Collateral Agent’s and/or such Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 11.19 Existing Credit Agreement Superseded.

This Agreement shall, on the Closing Date, supersede the Existing Credit Agreement in its entirety. On the Closing Date: (i) the rights and obligations of the parties under each of the Existing Credit Agreement and the “Notes” defined therein shall cease to be governed by the Existing Credit Agreement and shall be governed by this Agreement and the Notes; (ii) the “Obligations” (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall be Obligations hereunder; and (iii) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement. The Lenders’ interests in such Obligations, and participations in such Letters of Credit, shall be reallocated on the Closing Date in accordance with each Lender’s applicable Pro Rata Shares. Each Lender party hereto that is a lender under the Existing Credit Agreement hereby waives any right to request compensation under Section 3.05 of the Existing Credit Agreement in connection with the transactions to occur on the Closing Date (including any reallocation of loans under the Existing Credit Agreement as Loans outstanding hereunder on the Closing Date).

Section 11.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 11.21 Acknowledgment Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New

York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 11.22 Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, the Collateral Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, the Collateral Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER: ARMSTRONG WORLD INDUSTRIES, INC.,

a Pennsylvania corporation

By: /s/ Christopher P. Calzaretta

Name: Christopher P. Calzaretta

Title: SVP, Chief Financial Officer

GUARANTORS: ARMSTRONG VENTURES, INC.,

a Delaware corporation

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Treasurer

AWI LICENSING LLC,

a Delaware limited liability company

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Treasurer

TECTUM, INC.,

a Delaware corporation

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Treasurer

ARCHITECTURAL COMPONENTS GROUP, INC.,

a Delaware corporation

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Treasurer

TURF DESIGN, INC.,

an Illinois corporation

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Assistant Treasurer

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ARKTURA LLC,

a Delaware limited liability company

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Treasurer

ARK GROUP, LLC,

a California limited liability company

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Treasurer

ARMSTRONG WORLD INDUSTRIES (DELAWARE) LLC,

a Delaware limited liability company

By: /s/ John R. Steller III

Name: John R. Steller III

Title: Treasurer

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.,

as the Administrative Agent

By: /s/ Erik Truette

Name: Erik Truette

Title: Vice President

COLLATERAL AGENT: BANK OF AMERICA, N.A.,

as the Collateral Agent

By: /s/ Erik Truette

Name: Erik Truette

Title: Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS: BANK OF AMERICA, N.A.,

as a Lender, an L/C Issuer, and the Swing Line Lender

By: /s/ Eric Hill

Name: Eric Hill

Title: Director

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

CITIZENS BANK, N.A.,

as a Lender

By: /s/ Carl S. Tabacjar, Jr.

Name: Carl S. Tabacjar, Jr.

Title: Senior Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

ManufaCturers & Traders Trust Company,

as a Lender

By: /s/ Daniel May

Name: Daniel May

Title: Senior Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

pnc bank, national association,

as a Lender

By: /s/ Brendan H. May

Name: Brendan H. May

Title: Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

td bank, n.a.,

as a Lender

By: /s/ Steve Levi

Name: Steve Levi

Title: Senior Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

truist bank,

as a Lender

By: /s/ Anika Kirs

Name: Anika Kirs

Title: Director

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

jpmorgan chase bank, n.a.,

as a Lender

By: /s/ James Shender

Name: James Shender

Title: Executive Director

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

the bank of nova scotia,

as a Lender

By: /s/ Kevin McCarthy

Name: Kevin McCarthy

Title: Director

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

first national bank of pennsylvania,

as a Lender

By: /s/ Christopher J. Deascenti

Name: Christopher J. Deascenti

Title: Senior Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

credit industriel et commercial,
new york branch,

as a Lender

By: /s/ Clifford Abramsky

Name: Clifford Abramsky

Title: Managing Director

By: /s/ Brian Moriarty

Name: Brian Moriarty

Title: Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

fulton bank, n.a.,

as a Lender

By: /s/ Michael J. Lessig

Name: Michael J. Lessig

Title: Senior Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

the huntington national bank,

as a Lender

By: /s/ Michael Davenport

Name: Michael Davenport

Title: Managing Director

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

comerica bank,

as a Lender

By: /s/ Robert Wilson

Name: Robert Wilson

Title: Senior Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

s&t bank,

as a Lender

By: /s/ Mark Fitzgerald

Name: Mark Fitzgerald

Title: Senior Vice President

ARMSTRONG WORLD INDUSTRIES, INC.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT